                                      - 1 -

                   BOARD OF EDUCATION OF THE CITY OF NEW YORK

                 EXTENSION AND THIRTEENTH AMENDMENT OF CONTRACT
               FOR SPECIAL EDUCATION PUPIL TRANSPORTATION SERVICES

EXTENSION AND THIRTEENTH AMENDMENT AGREEMENT made and entered into on the date expressed at the end hereof by and between the BOARD OF EDUCATION OF THE CITY
SCHOOL DISTRICT OF THE CITY OF NEW YORK (hereinafter expressed as "Board of
Education," "Board" or "BOE")(1), with principal headquarters located at 52
Chambers Street, New York, NY 10007, and the Contractor whose name, address and authorized signature appear at the end hereof (hereinafter expressed as
"Contractor").

                               W I T N E S S E T H

WHEREAS, in 1979 the BOE publicly solicited competitive bids for transportation of special education pupils under Contract Serial Nos. 0070 and 8108;(2) and,

WHEREAS, at divers times thereafter from 1982 through 1984, the BOE publicly solicited competitive bids for similar services under Contract Serial Nos.
G8805, G8891, G8893, G9301 and G9325,(3) which contracts have incorporated, as of their dates, provisions which are counterparts of the provisions of contracts under Serial Nos. 0070 and 8108 as they then read; and,

___________________________

(1) The terms "New York City Department of Education," "Department," "NYCDOE"
and "DOE," wherever they appear in this Supplemental Amendment Agreement, are
"doing-business-as" or "dba" names for the Board of Education of the City School
District of the City of New York.

(2) By their original specifications, all contracts under Serial Nos. 0070 and
8108 provide for ten-month pupil transportation service from September through
June of each school or extension year.

(3) By their original specifications, all contracts under Serial Nos. G8805,
G8891, G8893, G9301 and G9325 provide or provided for ten-month pupil transportation service from September through June of each school or extension year.

WHEREAS, the Contractor tendered a bid(s) under one or more aforementioned contract serial numbers and was duly awarded a contract(s) including certain
Employee Protection Provisions (1st amendment) for the transportation of special education pupils; and,

WHEREAS, from September 10, 1979 through December 21, 1979, the Contractor did not provide escort services for special education pupils; but, under an emergency contract entered into with the BOE (2nd amendment), the Contractor has supplied such escort services since that time; and,

WHEREAS, the New York State Legislature enacted Chapter 737 of the Laws of 1979, and the parties have desired to amend the Contract to implement Chapter 737 as amended and be subject to its terms; and,

WHEREAS, the original terms of all contracts under Serial Nos. 0070, 8108,
G8805, G8891 and G8893 would have expired on June 30, 1982 unless extended, and all contracts under Serial Nos. G9301 and G9325 would have expired on June 30,
1984 unless extended; and, Education Law ss.305(14)(a) authorizes extensions and provides a payment increase method linked to a defined regional Consumer Price
Index (hereinafter expressed as "CPI"); and, the BOE elected fairly and reasonably on the basis of the best interests of the New York City School
District to refrain from the extension of the terms of all contracts under
Serial Nos. G8893 and G9301; and,

WHEREAS, in 1982 the BOE and various contractors extended and amended (3rd amendment) all contracts under Serial Nos. 0070, 8108, G8805 and G8891 until
June 30, 1984; and,

WHEREAS, in 1984 the BOE and various contractors extended and amended (4th amendment) all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1987; and,

WHEREAS, in 1987 the BOE and various contractors extended and amended (5th amendment) all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1990; and,

WHEREAS, in 1990 the BOE and various contractors extended and amended (6th amendment) all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1993; and,

WHEREAS, in 1993 the BOE and various contractors extended and amended (7th amendment) all contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 until June 30, 1996; and,

WHEREAS, in 1994 the BOE publicly solicited competitive bids for transportation of special education pupils under Contract Serial No. 7165,(4) whose original term would have expired on June 30, 1997, unless extended; and,

___________________________

(4) By their original specifications, all contracts under Serial No. 7165 provide for twelve-month pupil transportation service from July through June of each school or extension year as compared to other serial numbers covered by this Extension and Thirteenth Amendment Agreement that provide for ten-month pupil transportation service from September through June of each school or extension year.

WHEREAS, in 1995, the BOE and various contractors amended and extended, either initially or further, all contracts under Serial Nos. 0070, 7165, 8108, G8805,
G8891 and G9325 (8th amendment) until June 30, 2000; and,

WHEREAS, in 1996 the BOE and various contractors, including the Contractor, mutually determined that changes had occurred in banking, financial services and insurance markets affecting the availability and affordability of performance bonds, letters of credit and other forms of performance security; and, the BOE and various contractors, including the Contractor, entered into a Supplemental
Ninth Amendment of Contract for Special Education Pupil Transportation Services
thereby modifying and revising the performance security provisions of Contract
Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325; and,

WHEREAS, in 1998 the Chancellor inaugurated "Project Read," an after-school extended day program to improve pupil literacy; and, BOE and various contractors, including the Contractor, mutually determined that contractual revisions would be needed to allow overtime wage rates to be paid to school bus escorts if the transportation aspect of Project Read were to be feasible;
whereupon, the BOE and various contractors, including the Contractor, entered into a Supplemental Tenth Amendment of Contract for Special Education Pupil
Transportation Services thereby modifying and revising applicable provisions of
Contract Serial Nos. 0070, 8108, G8805, G8891 and G9325 (but not Contract Serial
No. 7165); and,

WHEREAS, in 2000 the BOE and various contractors amended and extended all contracts under Serial Nos. 0070, 7165, 8108, G8805, G8891 and G9325 (11th
Amendment); and

WHEREAS, effective as of Mach 31, 2003, the BOE and various contractors further supplemented and amended all contracts under Serial Nos. 0070, 7165, 8108,
G8805, G8891 and G9325 (12th Amendment) to create BOE-sponsored, centralized purchasing programs for automobile liability insurance and vehicle fuels and to reduce other contract cost factors; and

WHEREAS, the BOE has determined that all contracts under Serial Nos. 0070, 7165,
8108, G8805, G8891 and G9325 should be still further amended and extended, and the Contractor agrees; and,

WHEREAS, in accordance with the BOE contract authorization process, the BOE
Office of Pupil Transportation (hereinafter expressed as "OPT") submitted an official request for authorization (hereinafter expressed as "RA") to the BOE
Office of the Chancellor; and, Chancellor Joel I Klein approved the said RA
on      , 2005, thus authorizing OPT to enter into further amendment and extension of contracts under Serial Nos. 0070, 7165, 8108, G8805, G8891 and
G9325 (hereinafter expressed collectively as "Contract") until a termination date not later than June 30, 2010, unless further extended; and,

WHEREAS, the parties mutually desire to make this extension agreement and amendment to the Contract as heretofore amended and extended;

NOW, THEREFORE, in consideration of the heretofore-recited stipulations and the hereinafter-expressed terms, conditions and specifications, the BOE and the
Contractor, as the parties to this Extension and Thirteenth Amendment Agreement, do hereby stipulate and agree both as above and as follows:

                        (A) TERM OF EXTENSION AGREEMENT

      All references to the termination of the Contract, by whatever terminology, shall be deemed hereafter to read "June 30, 2010, unless further extended."

                             (B) PAYMENT PROVISIONS

      ARTICLE 28(C) of contracts under Serial No. 7165 and ARTICLE V-A of contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 entitled,
"PAYMENT DURING PERIOD OF EXTENSION," is hereby further amended, both of which to read as follows for the term of this Extension and Thirteenth Amendment
Agreement:

      "(1)  Any provisions of ARTICLE V-A or 28 (as applicable) to the contrary notwithstanding, the daily rate(s) per vehicle during this Extension
      Period shall be deemed to be adjusted each year according to the following formulae subject to the Office of Pupil Transportation (hereinafter expressed as 'OPT') Director's approval of all or any portion(s) of the
      Contractor's claims in the below-described annual Cost Justification
      Financial Statements for the extension years commencing 2005-2006:

            "(A)    During the Extension Year of July 1, 2005 through June 30,
                    2006, the Contractor's daily rate(s) per vehicle in effect for the Extension Year of July 1, 2004 through June 30, 2005 in accordance with the schedule of rates annexed hereto and made a part hereof as 'ATTACHMENT A,' shall be increased by five-and-sixty-sixths-hundredths percent (5.66%),
                    (hereinafter expressed as 'Fixed Percentage Increase')(5)
                    and such increased rate shall be further increased by an
                    amount not to exceed whichever of the following represents the least amount of actual increase: (I) the same percentage by which the Consumer Price Index (hereinafter expressed as
                    'CPI') as of May 2005 shall have increased over the CPI as of May 2004; or, (II) the amount in dollars expressed as a percentage by which the Contractor's actual Total Allowable
                    Costs during the Extension Year from July 1, 2004 through
                    June 30, 2005 shall have increased over each Contractor's
                    actual Total Allowable Costs during the Extension Year of
                    July 1, 2003 through June 30, 2004, PLUS any previously
                    'Unabsorbed Percentage Cost Increases' for Extension Years
                    2000-2001 through 2004-2005 to the extent such

___________________________

(5) For contracts under Serial No. 7165 ONLY, the Fixed Percentage Increase for
Extension Year 2005-2006 shall be three-and-seventy-four-hundredths-percent percent (3.74%). The Fixed Percentage Increase for the 2005-2006 Extension Year
of five-and-sixty-six-hundredths percent (5.66%) for contracts under Serial Nos.
0070, 8108, G8805, G8891 and G9325 and three-and-seventy-four-hundredths-percent percent (3.74%) for contracts under Serial No. 7165 shall not be subject to any requirement of equivalent cost increase justification. Cf. PARAGRAPH 5(A) and
ARTICLE XIX, PARAGRAPH (B)(2)(A)(I), infra, as well as NOTES 11 and 13, infra.

                    Unabsorbed Percentage Cost Increases shall not have been
                    applied to prior extension year increases. The term
                    'Unabsorbed Percentage Cost Increases' means the portion of the Contractor's percentage increase in actual Total
                    Allowable Costs (applicable to the calculation of a rate
                    increase for a particular Extension Year), which exceeded
                    the applicable CPI percentage increase for such Extension
                    Year. By way of example, for Extension Year 2003-2004 a
                    contractor was entitled to a maximum increase of its daily rate per vehicle equal to the lesser of (A) the percentage increase of the CPI in May 2003 over the CPI in May 2002;
                    and, (B) the percentage increase of the Contractors actual
                    Total Allowable Costs for Extension Year 2002-2003 over the
                    Contractor's actual Total Allowable Costs for Extension Year
                    2001-2002. If such CPI increase were four percent (4%) and such Contractor's actual cost increase were six percent
                    (6%), the Contractor would have received a rate increase of four percent (4%), and would have an Unabsorbed Percentage
                    Cost Increase of two percent (2%).

            "(B)    During the Extension Year of July 1, 2006 through June 30,
                    2007, the Contractor's daily rate(s) per vehicle shall be
                    augmented by an amount not to exceed whichever of the
                    following represents the least amount of actual increase:
                    (I) the same percentage by which the CPI as of May 2006
                    shall have increased over the CPI as of May 2005; or, (II)
                    the amount in dollars expressed as a percentage by which the
                    Contractor's actual Total Allowable Costs during the
                    Extension Year of July 1, 2005 through June 30, 2006 shall have increased over the Contractor's actual Total Allowable
                    Costs during the Extension Year of July 1, 2004 through June
                    30, 2005, PLUS any previously Unabsorbed Percentage
                    Increases from Extension Year 2000-2001 through 2005-2006 to the extent such Unabsorbed Percentage Cost Increases shall not have been applied to prior extension year increases.

            "(C)    During the Extension Year of July 1, 2007 through June 30,
                    2008, the Contractor's daily rate(s) per vehicle shall be
                    augmented by an amount not to exceed whichever of the
                    following represents the least amount of actual increase:
                    (I) the same percentage by which the CPI as of May 2007
                    shall have increased over the CPI as of May 2006; or, (II)
                    the amount in dollars expressed as a percentage by which the
                    Contractor's actual Total Allowable Costs during the
                    Extension Year of July 1, 2006 through June 30, 2007 shall have increased over each Contractor's actual Total Allowable
                    Costs during the Extension Year of July 1, 2005 through June
                    30, 2006, PLUS any previously Unabsorbed Percentage Cost
                    Increases from Extension Year 2000-2001 through 2006-2007 to the extent such Unabsorbed Percentage Cost Increases shall not have been applied to prior extension year increases.

            "(D)    During the Extension Year of July 1, 2008 through June 30,
                    2009, the Contractor's daily rate(s) per vehicle shall be
                    augmented by an amount not to exceed whichever of the
                    following represents the least amount of actual increase:
                    (I) the same percentage by which the CPI as of May 2008
                    shall have increased over the CPI as of May 2007;

                    or, (II) the amount in dollars expressed as a percentage by which the Contractor's actual Total Allowable Costs during the Extension Year of July 1, 2007 through June 30, 2008
                    shall have increased over the Contractor's actual Total
                    Allowable Costs during the Extension Year of July 1, 2006
                    through June 30, 2007, PLUS any previously Unabsorbed
                    Percentage Cost Increases from Extension Year 2000-01
                    through 2007-2008 to the extent such Unabsorbed Percentage
                    Cost Increases shall not have been applied to prior
                    extension year increases.

            "(E)    During the Extension Year of July 1, 2009 through June 30,
                    2010, the Contractor's daily rate(s) per vehicle shall be
                    augmented by an amount not to exceed whichever of the
                    following represents the least amount of actual increase:
                    (I) the same percentage by which the CPI as of May 2009
                    shall have increased over the CPI as of May 2008; or, (II)
                    the amount in dollars expressed as a percentage by which the
                    Contractor's actual Total Allowable Costs during the
                    Extension Year of July 1, 2008 through June 30, 2009 shall have increased over the Contractor's actual Total Allowable
                    Costs during the Extension Year of July 1, 2007 through June
                    30, 2008, PLUS any previously Unabsorbed Percentage Cost
                    Increases from Extension Year 2000-2001 through 2008-2009 to the extent such Unabsorbed Percentage Cost Increases shall not have been applied to prior extension year increases.

      "(2)  Decrease in CPI. Anything in the foregoing payment increase provisions to the contrary notwithstanding, where there is a decrease in the regional consumer price index for the New York, New York-Northeastern,
      New Jersey area as based upon the index for all urban consumers
      (hereinafter expressed as 'CPI-U') during the preceding twelve month period, the amount to be paid to the Contractor in the succeeding extension year will reflect that decrease in a manner satisfactory to the
      New York State Education Department (hereinafter expressed as 'SED').

      "(3)  Special Costs for Drivers Covered by Statute. Anything in the
      foregoing payment increase provisions to the contrary notwithstanding, the
      BOE shall pay the Contractor each extension year for actual costs allowable pursuant to Education Law ss.305(14)(c)(i) under the following conditions, even if such reimbursement shall cause annual payments to exceed the relevant CPI increment. To be eligible for such payment, the
      Contractor shall provide to OPT a separate fully detailed written cost reimbursement request for reimbursement of expenses covered by Education
      Law ss.305(14)(c)(i), which shall be described for purposes of this
      Contract as 'special vehicle operator administrative costs,' which reimbursement shall equal (A) the actual costs of qualifying criminal history and driver licensing testing fees attributable to special requirements of Vehicle and Traffic Law Articles 19 and 19-A, and (B) the
      actual costs of all diagnostic tests and physical performance tests that shall be deemed necessary by an examining physician or the Director to determine whether each applicant to drive a school bus under this Contract possesses the physical and mental ability to operate a school bus and to perform satisfactorily all other responsibilities of a school bus driver as required by this Contract and all applicable Federal, State of New
      York, City

      of New York and BOE laws, rules, regulations and policies.(6) All
      Contractor cost claims under Education Law ss.305(14)(c)(i) shall be subject to review and/or audit by the BOE, its employees and agents. Upon
      BOE approval of Contractor cost claims under Education Law
      ss.305(14)(c)(i), the BOE shall pay the Contractor for such actual costs without interest.

      "(4)  Definitions. The definitions below control the meanings of the described terms wherever they appear in this Contract. These definitions add to and supplement any definitions or instructions expressed in the original Contract and, as such, do not supersede, revoke, replace, revise or limit any similar or analogous provisions in the original Contract.

            "(A)    For Contracts under Serial Nos. 0070, 8108, G8805, G8891 and
            G9325, the following shall apply:

                    "(I)    Twenty-fourth (24th) Extension Year' means July 1,
                            2005 until June 30, 2006;

                    "(II)   Twenty-fifth (25th) Extension Year' means July 1,
                            2006 until June 30, 2007;

                    "(III)  Twenty-sixth (26th) Extension Year' means July 1,
                            2007 until June 30, 2008;

                    "(IV)   Twenty-seventh (27th) Extension Year' means July 1,
                            2008 until June 30, 2009;

                    "(V)    Twenty-eighth (28th) Extension Year' means July 1,
                            2009 until June 30, 2010.

            "(B)    For Contracts under Serial No. 7165, the following shall
            apply:

                    "(I)    Ninth (9th) Extension Year' means July 1, 2005 until
                            June 30, 2006;

                    "(II)   Tenth (10th) Extension Year' means July 1, 2006
                            until June 30, 2007;

                    "(III)  Eleventh (11th) Extension Year' means July 1, 2007 until June 30, 2008;

                    "(IV)   Twelfth (12th) Extension Year' means July 1, 2008
                            until June 30, 2009;

                    "(V)    Thirteenth (13th) Extension Year' means July 1, 2009
                            until June 30, 2010.

            "(C)    The term 'Consumer Price Index' (herein expressed as
            'CPI'), as of a given date, is defined as that statistic of the
            United States Department of Labor or its successor agency, which the
            New York State Education Department (herein expressed as 'SED')
            deems as the 'regional consumer price index for the New York, New
            York-Northeastern, New Jersey area, based upon the index for all urban consumers (CPI-U),' according to Education Law ss.305(14)(a)
            as the same may be updated, revised or otherwise changed during the life of this Extension and Thirteenth Amendment Agreement. If
            Education Law ss.305(14)(a) shall be amended to permit stated or fixed percentage(s) of annual rate increase(s) for pupil
            transportation contract extensions, which increase(s) may exceed the applicable CPI increment(s), this Contract shall be deemed to be amended automatically and without the need for any action
___________________________

(6) Allowable diagnostic tests and physical performance tests shall include pre-employment medical and physical performance tests and examinations and pre-employment alcohol and substance abuse tests. Allowable diagnostic and physical performance tests shall NOT include tests and examination performed during the course of a driver's employment with the Contractor such as, but not limited to, random substance and/or alcohol abuse tests, post-accident substance and/or alcohol abuse tests, reasonable suspicion substance and/or alcohol abuse tests, and/or annual medical examinations.

            by the parties by substituting such stated or fixed percentage(s) of increase in place of the actual percentage(s) of increase in the CPI in any extension year in which the CPI shall be lower that the stated or fixed percentage(s).

            "(D)    The term 'Contractor's average cost per vehicle per day'
            for a given extension year is defined as the Contractor's 'Total
            Allowable Costs' for that extension year divided by the total number of 'vehicle days.'

            "(E)    The term 'Total Allowable Costs' is defined as the
            Contractor's actual accrued costs related directly to transportation services provided to the BOE under this Contract but excluding all costs relating to Escorts.(7)

            "(F)    The term 'vehicle days' is defined as the total number of
            'authorized vehicles' the Contractor actually operates multiplied by the number of actual school days per Extension Year for the term of this Extension and Thirteenth Amendment Agreement,(8) EXCEPT for
            certain additional vehicles which shall be treated in the manner hereinafter provided.

            "(G)    The term 'authorized vehicles' is defined as the total
            number of contract and additional vehicles, but excluding spare vehicles, that the Contractor shall have been granted expressly by the Director. If the Director shall grant the Contractor additional vehicles during any given Extension Year of this Extension and
            Thirteenth Amendment Agreement, such additional vehicles shall be counted among the 'authorized vehicles' during the first Extension
            Year in which such vehicles shall be awarded but only to the extent of the actual number of school days that the Contractor actually shall have operated the affected additional vehicles.(9) During the succeeding Extension Year(s), such additional vehicles shall be counted as 'authorized vehicles' for all actual school days. If the
            Contractor has a 10-month Contract(s) and the Director shall grant the Contractor summer work beyond the normal 10 months from
            September to June, the summer vehicles ONLY shall be exempt from inclusion in the cost justification process.

            "(H)    The term 'Cost Justification Financial Statement' is
            defined as a written 'review report' prepared by a Certified Public
            Accountant (hereinafter expressed as 'CPA') or Public Accountant
            (hereinafter expressed as 'PA') licensed by the State of New York, except as
___________________________

(7) ONLY for purposes of the annual Cost Justification Financial Statements for school bus escorts that the Contractor shall submit pursuant to PARAGRAPH C, infra, this definition shall exclude the words at the end of the sentence, namely, "but excluding all costs relating to escorts." Specifically, the preceding sentence shall apply to the Contractor, ONLY if the Contractor shall elect to receive compensation and annual increases for school bus escort service under the traditional formula expressed in PARAGRAPH C, infra.

(8) In calculating the Contractor's average cost per vehicle day for purposes of determining rate augmentation under this Extension and Thirteenth Amendment
Agreement, the actual number of days that vehicles shall operate (instead of a fixed number of days as provided under previous extension and amendment agreements) shall be applied for each Extension Year included in such calculation.

(9) This partial exclusion of additional vehicles during the first extension year of award shall not apply to any vehicles that the Contractor may obtain by assignment or other transfer of contract or by acquiring the corporate shares of another school bus contractor.

            otherwise noted herein. Each Cost Justification Financial Statement shall include all of the facts and figures deemed necessary by the
            Director and/or the SED to provide a complete view of the
            Contractor's cost increase claims for the applicable comparative periods specified in this Extension and Thirteenth Amendment
            Agreement. Each review report shall state that a review shall have been performed in accordance with AU623, et seq., as established and periodically updated by the American Institute of Certified Public
            Accountants (hereinafter expressed as "AICPA"), and the BOE Office of Auditor General's manual of cost increase justification rules and procedures (hereinafter expressed as "OAG Manual") as of the date of a given review report, and that the information in each Cost
            Justification Financial Statement shall have been based upon the representations of the Contractor's management. Each review report shall describe the nature of a review as distinct from an audit and shall describe the standard procedures that the CPA/PA shall have performed, e.g., an inquiry and an analytical review. Each review report shall give the limited assurance that, based upon the review, the CPA/PA shall not have been aware of any material modifications that should be made to the Cost Justification Financial Statement for it to be in conformity with AU623, et seq., as established and periodically updated by the AICPA, and the OAG Manual. A compilation report is insufficient to qualify as a Cost Justification Statement.
            In addition, the CPA/PA preparing each review report must state that he/she shall have studied the cost justification manual supplied by the Board and shall have applied the standards contained in the said
            OAG Manual to the development of each Cost Justification Financial
            Statement. If the Contractor shall not have had a CPA-audited financial report performed for any purpose within the three (3)
            years before June 30, 2005, then the Contractor must submit an audited Cost Justification Financial Statement by a CPA for its
            first or second such statement under this Extension and Thirteenth
            Amendment Agreement.(10) The CPA/PA who shall prepare each Cost
            Justification Financial Statement must have no interest in this
            Contract, the Contractor and/or any entity affiliated in any manner with the Contractor and must so certify in writing in each review report. Each Cost Justification Financial Statement shall be in a form prescribed by the Director as approved by SED.

      "(5)  Cost Justification Financial Statements. Education Law ss.305(14)
      requires the Contractor to substantiate any cost increases that he/she claims to justify annual payment increases during the term of this
      Extension and Thirteenth Amendment Agreement. The Director shall determine whether to approve all or any portion(s) of the claims in each of the
      Contractor's annual Cost Justification Financial Statements in accordance with the following:
___________________________

(10) Such a CPA-audited Cost Justification Financial Statement must comply in all respects with AR 9100.63 entitled, "Special Purpose Financial Presentations to Comply with Contractual or Regulatory Provisions," as established and periodically updated by the AICPA.

                                       10

            "(A)    To substantiate any payment increases(11) under ARTICLE V-A or 28(C) during the Extension Year of July 1, 2005 to June 30, 2006, the Contractor must submit by September 30, 2005, (I) a Cost
            Justification Financial Statement(s) detailing Total Allowable Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2004-2005 and 2003-2004, and (II) a distinct Cost Justification Financial
            Statement(s) detailing Total Allowable Costs incurred by the
            Contractor for all its operations and, separately, for its operations under the Contract for each Extension Year for which application shall be made for any Unabsorbed Percentage Cost
            Increases.

            "(B)    To substantiate any payment increases under ARTICLE V-A or
            28(C) during the Extension Year of July 1, 2006 to June 30, 2007, the Contractor must submit by September 30, 2006, (I) a Cost
            Justification Financial Statement(s) detailing the Total Allowable
            Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension
            Years 2005-2006 and 2004-2005, and (II) a distinct Cost
            Justification Financial Statement(s) detailing the Total Allowable
            Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for each
            Extension Year for which application shall be made for any
            Unabsorbed Percentage Cost Increases.

            "(C)    To substantiate any payment increases under ARTICLE V-A or
            28(C) during the Extension Year of July 1, 2007 to June 30, 2008, the Contractor must submit by September 30, 2007, (I) a Cost
            Justification Financial Statement(s) detailing the Total Allowable
            Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension
            Years 2006-2007 and 2005-2006, and (II) a distinct Cost
            Justification Financial Statement(s) detailing the Total Allowable
            Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for each
            Extension Year for which application shall be made for any
            Unabsorbed Percentage Cost Increases.

            "(D)    To substantiate any payment increases under ARTICLE V-A or
            28(C) during the Extension Year of July 1, 2008 to June 30, 2009, the Contractor must submit by September 30, 2008, (I) a Cost
            Justification Financial Statement(s) detailing the Total Allowable
            Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension
            Years 2007-2008 and 2006-2007, and (II) a distinct Cost
            Justification Financial Statement(s) detailing the Total Allowable
            Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for each
            Extension Year for which application shall be made for any
            Unabsorbed Percentage Cost Increases.

            "(E)    To substantiate any payment increases under ARTICLE V-A or
            28(C) during the Extension Year of July 1, 2009 to June 30, 2010, the Contractor must submit by September 30,

___________________________

(11) The Fixed Percentage Increase provided hereunder, including either the five-and-sixty-six-hundredths percent (5.66%) increase for contracts under
Serial Nos. 0070, 8108, G8805, G8891 and G9325 or the
three-and-seventy-four-hundredths percent (3.74%) increase for contracts under
Serial No. 7165, shall NOT be subject to any requirement for cost justification under this Extension and Thirteenth Amendment Agreement. Cf. ARTICLE V-A or
ARTICLE 28(C), supra, and ARTICLE XIX, PARAGRAPH (B)(2)(A)(I), infra.

                                       11

            2009, (I) a Cost Justification Financial Statement(s) detailing the
            Total Allowable Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for Extension Years 2008-2009 and 2007-2008, and (II) a distinct
            Cost Justification Financial Statement(s) detailing the Total
            Allowable Costs incurred by the Contractor for all its operations and, separately, for its operations under this Contract for each
            Extension Year for which application shall be made for any
            Unabsorbed Percentage Cost Increases.

            "(F)    In each annual Cost Justification Financial Statement, the
            Contractor must exclude all costs for escorts. The Contractor shall supply in each annual Cost Justification Financial Statement all data required by SED related to this Contract, and the submittal shall include, but shall not limited to, SED-approved cost justification forms. The Contractor must supply promptly all additional cost data as required by the BOE or SED.

            "(G)    Until six (6) years after completion of its services
            hereunder or six (6) years after the termination date of this
            Extension and Amendment Agreement, whichever shall occur later, the
            Contractor shall maintain complete and correct books and records related to all aspects of the Contractor's obligations hereunder.
            Records must be maintained separately, so as to identify clearly the expenses applicable to this Contract, all previous extension and amendment agreements, and this Extension and Amendment Agreement and must be distinguishable from all other costs not incurred under this
            Contract, all previous extension and amendment agreements, and this
            Extension and Amendment Agreement. Except as provided in this subparagraph, all other provisions of this Contract, as amended, that relate to the maintenance of records shall remain in full force and effect.

      "(6)  Required Analysis of Costs. To determine the allowable increase in costs for a given extension year, as specified in ARTICLE V-A(1) or
      28(C)(1) of this Contract, the following analysis of the Cost
      Justification Financial Statement must be undertaken:

            "STEP 1:  Divide the total applicable annual operating costs by the number of vehicle days for both the base year and the year previous to the base year to determine the average daily
                      cost per vehicle for each of those years. The base year is the year immediately before the extension year to which a
                      rate increase is to be applied.

            "STEP 2:  Subtract the average daily cost per vehicle for the year previous to the base year from the average daily cost per
                      vehicle for the base year to determine the increase in the average daily cost per vehicle.

            "STEP 3:  Divide the increase in the average daily cost per vehicle by the average daily cost per vehicle for the year
                      previous to the base year to determine the percent
                      increase in the average daily cost per vehicle.

            "STEP 4:  Compare the percent of increase in the average daily cost per vehicle to the percentage by which the CPI as of May
                      of the base year shall have increased over

                                       12

                      the CPI as of May of the year previous to the base year.
                      Whichever is the lesser of the two (2) percentages will be the allowable increase applied to the daily rate(s) for
                      the affected Extension Year.

            "STEP 5:  For Extension Years 2005-06 through 2009-10, repeat Steps
                      1-4. For each such Extension Year, determine the percent
                      of increase in the average daily cost per vehicle. If the
                      percent of increase in the average daily cost per vehicle
                      resulting in Step 3 shall be insufficient to justify fully the CPI increment in Step 4, add any previously Unabsorbed
                      Percentage Increases from the applicable Extension Year(s)
                      expressed heretofore at PARAGRAPHS (1)(A)-(E) of ARTICLE
                      V-A(1) or 28(C) of this Contract.

      "(7)  ALTERNATIVE COMPARISON OF COSTS. As an alternative to the procedures expressed in SUBPARAGRAPH (6), supra, to determine the allowable increase in daily rates per vehicle for Extension Years 2005-06 through 2009-10, the Contractor may elect with respect to each such Extension Year to utilize the percentage increase in the Contractor's Total Allowable Costs on an aggregate business entity basis with respect to each of the applicable base years as compared to each of the years prior thereto, respectively. Nevertheless, the Contractor must undertake the analysis described in the preceding sentence in the form of an annual Cost
      Justification Financial Statement as defined in PARAGRAPH 4(H), supra. If the Contractor shall not make the foregoing election on or before August
      15th of each Extension Year, the analysis of the Cost Justification
      Financial Statement, as provided in SUBPARAGRAPH (6), supra, shall apply and govern."

      "(8)  Allowable Cost Increases. Total Allowable Costs are limited by the following: costs not attributable to the Contractor's operations under this Contract, costs that are not ordinary and/or reasonable, costs that are not documented, and/or costs disallowed by the SED and/or by BOE auditors for non-compliance with the definition of Total Allowable Costs as limited by this PARAGRAPH (8). Such costs shall be subject to disallowance by the BOE and are not permitted to justify increases of the daily rate(s) per vehicle. The Director shall have the right to prescribe miscellaneous standardized cost categories for all contractors including the Contractor.

      "(9)  Access to Subcontractors. If with the Director's approval the
      Contractor subcontracts any portion of the services under this Contract, the Contractor must include in any such subcontract a provision that allows full and unimpeded access by the BOE, the SED and/or the New York
      City Office of the Comptroller to the books and records of a subcontractor for inspection, audit and copying purposes. The Contractor does hereby agree and warrant to render all necessary assistance to obtain any requested documents from subcontractors. The Contractor's inability to obtain requested documentation from any subcontractors shall not excuse a failure to provide the documentation as a means to justify payment increases.

      "(10) Absence of Cost Justification Financial Statement. The Contractor's
      failure to submit an annual Cost Justification Financial Statement by the deadline date as above expressed will result in the forfeiture of any increase later justified for the period from the service start date to the day the

                                       13

      statement is received at OPT, unless the Director determines that reasonable circumstances exist to excuse the Contractor's late submittal.

      "(11) Adjustments to Later Payments. Based on the BOE's audit of the
      Contractor's annual Cost Justification Financial Statements and financial records, the BOE may make any necessary adjustments in any later payments that become due and owing to the Contractor to compensate for any excesses of payments over cost increases. Notwithstanding the foregoing, the BOE shall make no adjustment in payments or the rate(s) of payment due the
      Contractor and shall make no claim for overpayments to the Contractor, unless the BOE audit, upon which such adjustment or claim is based, shall have been completed and submitted to the Contractor within two (2) years after the date on which the Contractor shall have submitted to the Board the Cost Justification Financial Statement and final supporting documentation for such Cost Justification Financial Statement,(12) which is the subject of such audit. The limitation upon payment adjustments expressed in the preceding sentence shall not apply to any payment adjustment(s) required by any applicable laws, rules and/or regulations as applied by governmental agencies, other than the Board, which may apply to this Contract.

      "(12) Refund of Overpayment. The Contractor agrees and warrants further to refund all additional monies due to the BOE within thirty (30) days of the
      BOE's final findings regarding any given Cost Justification Financial
      Statement (provided such final findings are completed and submitted to the
      Contractor not later than two years after the submission to the Board of such Cost Justification Statement), if the amount of a given extension year's payment excess over allowable cost increase is greater than any payments due and owing for the balance of a given extension year. The limitation upon refunds expressed in the preceding sentence shall not apply to any refund(s) required by any applicable laws, rules and/or regulations as applied by governmental agencies, other than the Board, which may apply to this Contract.

      "(13) Unabsorbed Cost Carry-Forward Provision. For any extension year in which the Contractor SHALL NOT be able to justify the maximum allowable rate(s) increase(s) for any one or more of Extension Years 2005-06 to
      2009-10, the Contractor shall be entitled to use the Unabsorbed Percentage
      Cost Increases, if any, as a supplemental device to achieve a greater allowable rate(s) increase(s). To be eligible to apply Unabsorbed
      Percentage Cost Increases, the Contractor must detail in writing the Total
      Allowable Costs from each set of two comparison years from which any
      Unabsorbed Percentage Cost Increases shall be derived as well as the total percentage of actual cost increase and the unabsorbed percentage of cost increase. When eligible and entitled hereunder, the Contractor may carry forward 'below-the-line' any previously Unabsorbed Percentage Cost
      Increases from any sets of comparison periods, as heretofore expressed at
      PARAGRAPH 1(A)-(E) of ARTICLE V-A or 28(C) of the Contract, to supplement those cost increases that are used to justify augmentations of the daily rate(s) per vehicle for Extension Years 2005-06 through 2009-10.

___________________________

(12) If the Contractor shall amend or otherwise change the Cost Justification
Financial Statement and any supporting documentation after having made an initial submittal to the BOE, the two year limitation period shall be tolled and shall start again with the date of the submittal of each such amendment or other change.

                                       14

      The term 'below-the-line' means previously unabsorbed cost increases, which are carried forward, are deemed as allocated to the Extension
      Year(s) of accrual and not to the subsequent Extension Year(s) to which they are carried forward and applied both supplementally and
      'below-the-line' as prior cost increases that have not as yet been absorbed by the annual CPI increment.(13) Once an item of previously
      Unabsorbed Percentage Cost Increases shall have been carried forward and applied 'below-the-line' to a given Extension Year, that item may not be used again in any later Extension Year.

      "(14) Inconsistencies. In the event of any inconsistencies between any other provisions of the Contract and ARTICLES V-A and/or 28(C) hereof, the provisions of ARTICLES V-A and/or 28(C) shall prevail and govern in every case and for all intents and purposes."

                                  (C) ESCORTS

      Throughout the term of this Extension and Thirteenth Amendment Agreement, if the Contractor holds a contract(s) under Serial No. 7165 and shall not have elected to receive Escort Cost Reimbursement under PARAGRAPH D hereof, then the
Contractor shall not be permitted any special or separate increases in any payment or allowance for escorts, i.e., the Contractor's total rate(s) per vehicle, which includes the cost of an escort(s), shall be increased each
Extension Year pursuant to the provisions expressed heretofore at PARAGRAPH B.
Regarding contracts under Serial Nos. 0070, 8108, G8805, G8891 and G9325 ONLY,
Article XIX entitled, "ESCORTS," as amended previously, is hereby amended further so that PARAGRAPH A(2), as numbered by the First Amendment Agreement, shall read as follows for the term of this Extension and Thirteenth Amendment
Agreement, except that this PARAGRAPH C (with the exception of SUBPARAGRAPH
2(G), infra), shall not apply to the Contractor, if it shall elect to receive escort payments under PARAGRAPH D, infra:

      "(2)  However, the parties agree that, for only so long as and only to the extent that the New York City Administrative Code and Charter shall require the BOE to utilize escorts on special education school bus runs, the Contractor shall continue to provide such escorts and substitute escorts in addition to the vehicle operators, as hereinafter allowed, through June 30, 2010, and that:

            "(A)  Escort Compensation. Except for (I) overtime and (II)
            contractors who shall have exercised the election for Escort Cost
            Reimbursement under PARAGRAPH (B) of this ARTICLE XIX, the BOE shall compensate the Contractor for each full day for each escort who shall provide actual service under this Contract in an amount to be calculated in the following

___________________________

(13) By way of example, from the 23rd to 24th Extension Years and from the 24th to 25th Extension Years, the Contractor's costs increased by two percent (2%)
and three percent (3%), respectively. From 23rd to 24th Extension Years and from the 24th to 25th Extension Years, the CPI increased by one-and-one-half percent
(1.5%) and two-and-one-half percent (2.5%), respectively. From 25th to 26th
Extension Years, the CPI increased by four percent (4%), while the Contractor's actual costs grew by only three percent (3%). Although the Contractor's two discrete one-half percent (0.5%) cost increases above the allowable CPI caps accrued in the 24th and 25th Extension Years, respectively, each may be carried forward and applied below-the-line to supplement the Contractor's cost growth from the 25th to 26th Extension Years, which was lower than the CPI.

                                       15

            manner subject to the Director's approval of all or any portion(s)
            of the Contractor's claims in each of the below-described annual
            Escort Cost Justification Financial Statements:

                  "(I) During the 24th Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' by
                  five-and-sixty-six-hundredths percent (5.66%),(14) PLUS an amount to be derived by applying PARAGRAPH (A)(2)(B)
                  hereinafter, or such lesser amount that represents the audited and approved increase over the Base Escort Daily Compensation
                  Rate paid to the contractor during the 23rd Extension Year.
                  Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the Contractor actually paid either to or for escorts during the 24th Extension Year, if any, and only when known after a BOE audit and which was required to be paid.
                  With respect to the preceding sentence, the Contractor may receive as Wage Accrual Compensation for the 24th Extension
                  Year an amount per escort that is more than ten percent (10%)
                  per escort above the total reimbursed costs for wage accruals as of June 30, 2005 BUT ONLY to the extent that such excess amounts shall have been required by an express provision of a written collective bargaining agreement that shall have been concluded and executed before the start of this Extension and
                  Thirteenth Amendment Agreement.

                  "(II) During the 25th Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying PARAGRAPH (A)(2)(B) hereinafter, or such lesser amount that represents the audited and approved
                  increase over the Base Escort Daily Compensation Rate paid to the contractor during the 24th Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the
                  Contractor actually paid either to or for escorts during the
                  25th Extension Year, if any, and only when known after a BOE audit and which was required to be paid. With respect to the preceding sentence, the Contractor may receive as Wage Accrual
                  Compensation for the 25th Extension Year an amount per escort that is more than ten percent (10%) per escort above the total reimbursed costs for wage accruals as of June 30, 2006 BUT
                  ONLY to the extent that such excess amounts shall have been required by an express provision of a written collective
                  bargaining agreement that shall have been concluded and
                  executed before the start of this Extension and Thirteenth
                  Amendment Agreement.

                  "(III) During the 26th Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying PARAGRAPH (A)(2)(B) hereinafter or such lesser amount that represents the audited and approved
                  increase over the Base Escort Daily Compensation Rate paid to the contractor during the 25th

________________________

(14) The Fixed Percentage Increase provided hereunder, including either the five-and-sixty-six-hundredths percent (5.66%) increase for contracts under
Serial Nos. 0070, 8108, G8805, G8891 and G9325 or the
three-and-seventy-four-hundredths percent (3.74%) increase for contracts under
Serial No. 7165, shall NOT be subject to any requirement for cost justification under this Extension and Thirteenth Amendment Agreement. Cf. ARTICLE V-A or
ARTICLE 28(C), supra.

                                       16

                  Extension Year. Also, the BOE shall pay 'Wage Accrual
                  Compensation' in the exact amount the Contractor actually paid either to or for escorts during the 26th Extension Year, if any, and only when known after a BOE audit and which was
                  required to be paid. No contractor may receive as Wage Accrual
                  Compensation an amount in the aggregate that is more than ten percent (10%) above the total reimbursed costs for wage
                  accruals as of June 30, 2007.

                  "(IV) During the 27th Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying PARAGRAPH (A)(2)(B) hereinafter or such lesser amount that represents the audited and approved
                  increase over the Base Escort Daily Compensation Rate paid to the contractor during the 26th Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the
                  Contractor actually paid either to or for escorts during the
                  27th Extension Year, if any, and only when known after a BOE audit and which was required to be paid. No contractor may receive as Wage Accrual Compensation an amount in the
                  aggregate that is more than ten percent (10%) above the total reimbursed costs for wage accruals as of June 30, 2008.

                  "(V) During the 28th Extension Year, the BOE shall increase the 'Base Escort Daily Compensation Rate' in an amount to be derived by applying PARAGRAPH (A)(2)(B) hereinafter or such lesser amount that represents the audited and approved
                  increase over the Base Escort Daily Compensation Rate paid to the contractor during the 27th Extension Year. Also, the BOE shall pay 'Wage Accrual Compensation' in the exact amount the
                  Contractor actually paid either to or for escorts during the
                  28th Extension Year, if any, and only when known after a BOE audit and which was required to be paid. No contractor may receive as Wage Accrual Compensation an amount in the
                  aggregate that is more than ten percent (10%) above the total reimbursed costs for wage accruals as of June 30, 2009.

      "(B)  Annual Increase of the Base Escort Daily Compensation Rate. With the
      exception of Contractors who shall have exercised the election for Escort
      Cost Reimbursement under ARTICLE XIX, PARAGRAPH (B) hereof, each Extension
      Year the BOE will augment the amount of the Base Escort Daily Compensation
      Rate according to the payment increase limits expressed herein at ARTICLE
      V-A(1), i.e., PARAGRAPH (B)(1) above, PROVIDED, the Contractor shall justify each such increase, if any, by submitting a separate, annual
      'Escort Cost Justification Financial Statement' according to the same terms, conditions and deadlines expressed in ARTICLE V-A(2)-(13), i.e.,
      PARAGRAPHS (B)(2) to (B)(13) above. This provision does not affect payment for overtime escort services, which is governed separately at Article XIX,
      Paragraph (A)(2)(c), i.e., PARAGRAPH (C)(2)(C) below.

      "(C)  Payment for Overtime. EXCEPT if the Contractor shall exercise the election for Escort Cost Reimbursement under ARTICLE XIX, PARAGRAPH (B)
      hereof, where the Contractor actually supplies scheduled overtime escort services pursuant to BOE authorization, the BOE

                                       17

      shall reimburse the Contractor for such services in the exact amount of the costs for overtime wages and statutory fringe benefits. No reimbursement will be permitted for occasional or episodic overtime.
      'Overtime' is defined as service that exceeds eight (8) hours within any ten (10) hour daily period. The hourly rate for overtime escort services will not exceed one-and-one-half times the regular hourly wage rate.(15)

      "(D)  Monthly Advance Payment for Escort Services. On or about the first school day of each calendar month, the BOE will pay an eligible contractor in advance an amount equal to the anticipated usage of escort service for that month, excluding overtime. For each month's overtime claims, the BOE will pay the Contractor only after receipt and approval of a voucher on a
      BOE form, which will contain such detail as the BOE may require to confirm the Contractor's claims and which will be subject to BOE audit.

            "(I)  Where the BOE makes payments to the Contractor in excess of what is properly due and owing under PARAGRAPH (A)(2)(B), supra, the
            BOE may recoup such amounts from future payments to the Contractor, request the Contractor to refund such amounts, or take whatever other actions are necessary to retrieve excessive payments. Where the BOE requests the Contractor to make a refund, the Contractor will remit not later than next monthly payment after the
            Contractor's receipt of BOE audit findings.

            "(II) Where the Contractor elects to delegate escort services to a subcontractor, the Contractor may direct the BOE to make payments in the full amounts or any portions thereof directly to the
            subcontractor. The Contractor must make such payment directions in writing on a form approved by the BOE.

      "(E)  Compliance with Administrative Code. The Contractor must provide all the escorts necessary to perform all of the work covered by the Contract including additional and spare vehicles. The Contractor must have sufficient, qualified and approved personnel to enable the Contractor to dispatch substitute escorts promptly if, when and where necessary to ensure continuous, uninterrupted and punctual service in each and every instance. The Contractor must operate every vehicle for the transportation of handicapped children in strict adherence to the provisions of New York
      City Administrative Code ss.19-603(a)-(b). If the law shall be amended during the term of this Extension and Thirteenth Amendment Agreement to eliminate the requirement of escorts, the Contractor must cease to provide escorts upon thirty (30) days notice from the BOE to that effect. After the effective date of the notice, the BOE and the City of New York shall not be obligated to the Contractor or any other party for the provision of escort services.

________________________

(15) For contracts under Serial No. 7165, the overtime rate for vehicle, driver and escort, i.e., total school bus services, is a flat ten percent (10%) of the applicable Regular or Extended Service Rate per hour of overtime service with pro-rated payments in fifteen (15) minute increments (rounded up from any lesser amounts of time) for overtime service of less than one (1) hour. For an explanation of Regular, Extended and Additional Service Rates, see Contract
Serial No. 7165, ARTICLE 28(A).

                                       18

      "(F)  Basic, Refresher and Additional Training for Special Education
      Escorts. The Contractor shall arrange for BOE approved basic escort training courses. Each escort must complete the American Red Cross
      Multi-Media Starter Course in First Aid. This course shall provide the knowledge and skills called for in situations where emergency first aid care is required and medical assistance is not excessively delayed. The
      Multi-Media Starter in First Aid also instructs on personal safety and accident prevention so that a person can learn the causes of accidents and act to eliminate or minimize such causes.

            "(I)  The escorts (attendants/matrons) must meet the requirements for course completion, which includes taking a written examination, receiving a satisfactory grade and being issued a certificate. Each escort must submit to OPT a certificate as proof of course completion. Every escort (attendant/matron) shall take the refresher course once every three (3) years and furnish to OPT evidence of completion of the course.

            "(II) With the exception of Contractors who have exercised the election for Escort Cost Reimbursement under ARTICLE XIX, PARAGRAPH
            (B) hereof, the Contractor understands and agrees that the costs for such course required by the Board will not be borne by the Board of
            Education.

      "(G)  Escort Subcontractor. The Contractor may delegate performance of escort services to an acceptable subcontractor; however, the Contractor will remain responsible for all pertinent contractual obligations. The
      Director will have sole and final discretion to approve or disapprove at any time the Contractor's particular choice of an initial or replacement escort subcontractor. Whereupon the BOE requests new, updated or revised information about any subcontractor, the Contractor must supply the data immediately and/or secure the cooperation of the affected subcontractor to make full and prompt disclosure of any information."

                          (D) ESCORT COST REIMBURSEMENT

Contracts under Serial Nos. 0070, 8108, G8805, G8891 and G93325 are amended at
ARTICLE XIX entitled, "ESCORTS," by re-lettering as "PARAGRAPH C" the existing
"PARAGRAPH B" entitled, "STANDARDS," and by adding a new "PARAGRAPH B" entitled,
"ALTERNATIVE PAYMENT METHOD FOR ESCORTS," and contracts under Serial No. 7165 are amended by adding a new "ARTICLE 28," "PARAGRAPH (D)" entitled, "ALTERNATIVE
PAYMENT METHOD FOR SPECIAL EDUCATION ESCORTS," both of which shall read as follows for the period of this Extension and Thirteenth Amendment Agreement:

      "(1)  ELECTION FOR ESCORT COST REIMBURSEMENT. For Extension Years starting in 2005-2006 and continuing through the period of this Extension and
      Thirteenth Amendment Agreement, contracts under Serial Nos. 0070, 8108,
      G8805, G8891 and G9325 and contracts under Serial No. 7165 may elect, on or before June 1, 2005, by execution and delivery to the Board of a written election notice in the form annexed hereto, to receive full reimbursement from the Board for all costs and expenses which the
      Contractor is or shall become legally obligated to incur in connection with the employment, training and qualification of escorts provided by the
      Contractor in

                                       19

      accordance with the terms of this Contract including, but not limited, to the costs and expenses as itemized on the 'Schedule of Special Education
      Escort Costs,' annexed hereto and made part hereof as "ATTACHMENT B"
      (herein expressed collectively as 'Escort Costs'). Escort Costs shall not include (I) future adjustments in wages or benefits which exceed the rate of any such adjustment granted to the Contractors' drivers; (II)
      compensation for 'Shape' escorts in excess of six percent (6%) of the number of Escorts required on vehicles provided by the Contractor; and,
      (III) Escort Costs which accrued prior to June 30, 2005. In addition to the reimbursement of Escort Costs, Contractors making the election hereunder shall be paid an administrative fee for providing such escorts, which fee shall equal five percent (5%) of the Contractor's Escort Costs.
      For all contracts under Serial No. 7165, the Contractor shall not be eligible to be reimbursed for the actual costs of escort overtime under this PARAGRAPH D or elsewhere in this Contract.

      "(2)  TERMINATION OF OTHER ESCORT COMPENSATION. Commencing the 2005-06
      Extension Year, other than Escort Cost Reimbursement under SUBPARAGRAPH
      (1), supra: (I) Contractors under contract Serial Nos. 0070, 8108, G8805,
      G8891 and G9325 making the election for Escort Cost Reimbursement shall receive no further or additional escort compensation pursuant to
      PARAGRAPHS (A)(2)(A), (B) and (C) of ARTICLE XIX of such contracts; and,
      (II) the daily rate per vehicle of Contractors under Serial No. 7165 making such election for Escort Cost Reimbursement shall be reduced (prior to application of the 3.74% and CPI increases as provided for in PARAGRAPH
      1(A) of ARTICLE 28(C) of such contracts) by an amount equal to (A) the original bid amount specified for escort services per vehicle in such
      Contractor's bid under contract Serial No. 7165, plus (B) a percentage of such escort bid amount equal to the aggregate of all percentage increases of the daily rate per escort paid to such Contractor through the 2004-2005
      Extension Year.(16)

      "(3)  PROCEDURE FOR CONTRACTORS ELECTING ESCORT COST REIMBURSEMENT.

            "(A) Initial Escort Cost Estimate. On or before August 5, 2005, each
            Contractor who shall have elected to receive Escort Cost
            Reimbursement hereunder, shall submit to the Board a statement, certified by the Contractor's Chief Financial Officer and Chief
            Executive Officer, of its Escort Costs on a per contract, per escort, per day basis (hereinafter expressed as 'Daily Escort
            Costs') for the period of September 1, 2004 to June 30, 2005. Such
            Escort Costs shall not include (I) escort health and welfare costs incurred for the months of July and August 2005; and, (II) the amount of wage accrual costs. The Escort Costs shall be increased by the CPI percentage increase applied to the Contractor's daily rate per vehicle for the 2005/2006 Extension Year pursuant to the Payment
            Provisions set forth in ARTICLE (B) of this Extension and Thirteenth
            Amendment Agreement. Starting September 1, 2005, and at the
            beginning of each month thereafter (but excluding the months of July and August) for the term of this Extension and Thirteenth Amendment
            Agreement, the Board shall pay to the Contractor in advance an amount equal to such Daily Escort Cost (as such amount

________________________

(16) The foregoing to the contrary notwithstanding, for contracts under Serial
No. 7165, the daily rate per escort shall NOT be deducted from the Total Daily
Rate per Vehicle for purposes of calculating the Extended Service Rate, the
Additional Service Rate (i.e., Overtime), the Field Trip Rate, and/or the
Extended and Additional Service Rate.

                                       20

            may be adjusted from time to time pursuant to SUBPARAGRAPHS (B) and
            (C), infra) multiplied by the number of school days and by the number of Escorts and Shapes employed for such month (hereinafter expressed as 'Monthly Escort Reimbursement') and an administrative fee (hereinafter expressed as 'Administrative Fee') equal to five percent (5%) of the Monthly Escort Cost Reimbursement.

            "(B) MID-YEAR CERTIFICATION. On or before February 5th of each
            Extension Year, the Contractor shall submit to the Board a statement certified by its Chief Financial Officer and Chief Executive Officer
            (I) of the actual amount of the aggregate Escort Costs incurred by the Contractor in the months of September through December of such
            Extension Year (excluding Escort Health and Welfare costs incurred for the months of July and August and the amount of wage accrual costs), (II) the aggregate amount of the Monthly Escort Cost
            Reimbursement received by the Contractor from the Board for such time period (excluding Escort Cost Reimbursement, Administrative
            Fees and wage accrual costs received under SUBPARAGRAPH (D), infra), and (III) the aggregate amount of Administrative Fees received by the Contractor from the Board for such time period, together with such other documentation as may be reasonably requested by the Board in order to substantiate the actual Escort Costs incurred by the
            Contractor. If the actual Escort Costs incurred plus applicable
            Administrative Fee for such time period shall exceed the amount of
            Monthly Escort Cost Reimbursement and Administrative Fee paid to the
            Contractor for such time period, the Board, by not later than the next monthly payment following the receipt of such certification, shall pay to the Contractor the amount of any such difference, and the amount of the Monthly Escort Cost Reimbursement and
            Administrative Fee for the remaining months of March through June of such Extension Year shall be increased to reflect the Daily Escort
            Cost based on such actual incurred costs. If the actual Escort Costs incurred by the Contractor together with applicable Administrative
            Fee shall be less than the amount of the Monthly Escort Cost
            Reimbursement and Administrative Fee paid to the Contractor for such time period, the Board shall deduct such difference from the next monthly payment due the Contractor, and the amount of the Monthly
            Escort Cost Reimbursement and Administrative Fee shall be decreased for the remaining months of March through June of such Extension
            Year to reflect a Daily Escort Cost based on such actual cost incurred.

            "(C) END OF YEAR CERTIFICATION. On or before August 5th following the end of each Extension Year under this Extension and Thirteenth
            Amendment Agreement, the Contractor shall submit to the Board a
            CPA-reviewed certification of (I) the actual amount of the aggregate
            Escort Costs, per Contract, incurred by the Contractor in such
            Extension Year, and (II) the aggregate amount of all Escort Cost
            Reimbursement and Administrative Fees received by the Contractor from the Board for such Extension Year, together with such other documentation as may be reasonably requested by the Board in order to substantiate the Escort Costs. If the actual Escort Costs incurred plus applicable Administrative Fee for such time period shall exceed the amount of all Escort Cost Reimbursement and
            Administrative Fee paid to the Contractor for such time period, (I)
            for Extension Years 2005-2006

                                       21

            through 2008-2009, the Board, by not later than the next monthly payment following the receipt of such certification, shall pay to the Contractor the amount of any such difference, and (II) for
            Extension Year 2009-2010, the Board, by no later than thirty (30)
            days following the receipt of such certification, shall pay to the
            Contractor the amount of any such difference. The amount of the
            Escort Cost Reimbursement shall be increased commencing the following September to an amount equal to the Daily Escort Costs based on such actual incurred costs increased by the CPI percentage increase applicable to such Extension Year plus the applicable
            Administrative Fee. In the event that the actual Escort Costs incurred by the Contractor together with applicable Administrative
            Fee shall be less than the amount of the Monthly Escort Cost
            Reimbursement and Administrative Fee paid to the Contractor for such time period (I) for Extension Years 2005-2006 through 2008-2009, the
            Board shall deduct such difference (hereinafter expressed as
            'Overpayment') from the next monthly payment due the Contractor, and the amount of the Monthly Escort Cost Reimbursement and
            Administrative Fee commencing the following September shall be reduced to reflect the Daily Escort Costs, based upon such actual incurred costs and then increased by the CPI percentage increase applicable to such Extension Year plus the Applicable Administrative
            Fee, and (II) for Extension Year 2009-2010, the Contractor shall remit such Overpayment to the Board by not later that the next monthly payment following the date of such certification and the
            Escort Fidelity Bond as provided for in SUBPARAGRAPH (4), infra, shall secure such payment.

            "(D) HEALTH & WELFARE/WAGE ACCRUAL COSTS. On or before July 15th of each Extension Year, the Contractor shall submit to the Board invoices for the payment of Escort health and welfare contributions that are required to be paid in August and September of such calendar year. On or about the first day of August and September of such year, the Board shall pay to the Contractor in advance an amount equal to the amount of the Escort health and welfare payment to be made by the Contractor in each such month and an
            Administrative Fee equal to five percent (5%) of such health and welfare payment. On or before April 5th of each Extension Year, the
            Contractor shall submit to the Board an invoice for the payment of
            Escort wage accruals that are to be required to be paid in June of such Extension Year. The Board shall, on or about the first day of
            June of such Extension Year, pay to the Contractor in advance an amount equal to the amount of such Escort wage accrual payments required to be paid by the Contractor in such month and an
            Administrative Fee equal to five percent (5%) of such wage accrual payments. At the request of the Board, the Contractor shall commence and vigorously prosecute claims in arbitration or in judicial proceedings to disallow health and welfare cost increase claims to the extent that the BOE shall find that any such cost increase claims shall be attributable to increases in fund administrative costs that are not ordinary, reasonable and compliant with BOE or other public policy. Upon request, the Contractor shall provide the
            Board with all documentation available to it regarding any such cost increases. The BOE shall reimburse the Contractor for fifty percent
            (50%) of its costs in any such arbitration and/or judicial proceeding.

                                       22

            "(E) REIMBURSEMENT FOR SUMMER ESCORTS. If the Contractor shall provide escorts in July and/or August during the period of this
            Extension and Thirteenth Amendment Agreement pursuant to contracts under Serial Nos. 0070, 7165, 8108, G8805, G8891 or G9325, the
            Contractor shall submit to the Board following the end of each such month of service a statement of actual Escort Costs incurred for such month (which costs shall not include overtime charges with respect to contracts under Serial No. 7165), which Escort Costs the
            Board shall promptly reimburse to the Contractor together with an
            Administrative Fee equal to 5% of such costs.

      "(4) ESCORT FIDELITY BOND. Contractors making the election for Escort Cost
      Reimbursement herein shall file with OPT a fidelity bond in the amount of the projected Escort Cost Reimbursement for one month of escort services.
      Such bond shall remain in effect from September 1st to August 31st of each
      Extension Year with the exception of the Extension Year 2009-2010 in which such bond shall remain in effect until December 31, 2010 and shall provide for payment of any Overpayment due and owing pursuant to SUBPARAGRAPH
      (3)(C), supra. By not later than thirty (30) days before the expiration or other termination of each annual fidelity bond, the Contractor shall supply the BOE with a new fidelity bond for the succeeding Extension Year.
      Each fidelity bond provided hereunder shall provide to the BOE a reporting period not less than ninety (90) days following the expiration or other termination of each such bond. The amount of the fidelity bond shall be based upon the Contractor's projection of Daily Escort Costs in accordance with SUBPARAGRAPH (3), supra. Each such fidelity bond shall list the Board and the City of New York as named insureds and shall insure against any and all acts of commission or omission by the Contractor, any subcontractors, subsidiaries, parent or affiliate entities, or any officers, owners, directors, employees, servants, agents, independent contractors, or any other parties which shall result in the failure of the proper disbursement to the intended escort beneficiaries, whether any such party acts within or outside the scope of employment or contractual performance. A company licensed by the Superintendent of Insurance to do business in New York State must issue each such fidelity bond. If the
      Contractor does not elect for Escort Cost Reimbursement under this article, then the Contractor shall not be required to procure such a fidelity bond."

                     (E) AMENDMENTS TO INSURANCE PROVISIONS

      (1) ARTICLE (E) entitled, "Amendments to Insurance Provisions," as expressed in the Supplemental Twelfth Amendment of Contract for Special
      Education Pupil Transportation Services is hereby incorporated into, and made part of, this Extension and Thirteenth Amendment Agreement as if set forth herein in its entirety, and the said ARTICLE (E) is hereby amended effective as of July 1, 2005 for purposes of Extension Year 2005-2006 through Extension Year 2009-2010 as follows:

            (A) The first paragraph and Note 7 of ARTICLE E, PARAGRAPH
            (1)(E)(1)(A) are hereby amended to read as follows: :

                                       23

                  "CONTRACTOR PAYMENT OF VALICA PROGRAM PREMIUMS. In
            consideration of the Board's supply of Primary Insurance, the contract compensation payable to the Contractor under this Contract shall be reduced for each twelve month period that the Primary
            Insurance shall be in effect (hereinafter expressed as 'Primary
            Policy Year')(7), in an amount (hereinafter expressed as 'Contract
            Reduction Amount') equal to the following:

            "(7)  The first Primary Policy Year shall be from March 31, 2003 until March 30, 2004. The second Primary Policy Year shall be from March 31, 2004 until June 30, 2005. The third Primary
                  Policy Year shall be from July 1, 2005 until June 30, 2006.
                  The fourth Primary Policy Year shall be from July 1, 2006
                  until June 30, 2007. The fifth Primary Policy Year shall be from July 1, 2007 until June 30, 2008. The sixth Primary
                  Policy Year shall be from July 1, 2008 until June 30, 2009.
                  The seventh Primary Policy Year shall be from July 1, 2009 until June 30, 2010. For the second Primary Policy Year which is for a 15 month period, the Base Premium, and the $2,000
                  Credit shall each be increased by twenty-five percent (25%).

      (B)   ARTICLE (E), PARAGRAPH (1)(E)(1)(a)(2) is hereby amended to read as follows:

            "(2) Two Thousand Dollars ($2,000.00) (hereinafter expressed as
            "$2,000.00 Credit"), multiplied by the total number of Contractor
            Vehicles (EXCLUDING spare vehicles) assigned to the Contractor under the VALICA Program in a given Primary Policy Year."

      (C)   The first full paragraph of Section (1)(E)(1)(e) of Article E is hereby amended to read as follows:

            "(e) Limitation on $2,000.00 Primary Insurance Cost Reduction. All
            else to the contrary notwithstanding, the BOE and the Contractor stipulate and agree that the Board's obligation regarding the
            $2,000.00 Credit is limited to a reduction of Two Thousand Dollars
            ($2,000.00) per Contractor Vehicle (EXCLUDING spare vehicles) per
            Primary Policy Year (pro-rated in case a Primary Policy Year shall be more or less than twelve months) for the number of Contractor
            Vehicles (EXCLUDING spare vehicles) that shall have been assigned by the BOE to the Contractor for any Primary Policy year. The $2,000.00
            Credit per Primary Policy Year also shall be pro-rated for any additional Contractor Vehicles that shall be assigned to the
            Contractor after the beginning of each such Primary Policy Year. The
            Contractor stipulates and agrees that it and its successors and assigns shall make no claims for any $2,000.00 Credits that would increase the said BOE obligation to more than Two Thousand Dollars
            ($2,000.00) per Contractor Vehicle (EXCLUDING spare vehicles) per
            Primary Policy Year. The Contractor stipulates and agrees that the
            BOE shall be entitled to recover at

                                       24

            least the aggregate amount of the $2,000.00 Credits attributable to the Contractor from all tax related and non-tax related savings achieved under the VAFPA Program through June 30, 2004, as expressed elsewhere in this Contract."

      (D)   ARTICLE (E), PARAGRAPH (1)(E)(L)(E)(1) entitled, "Increases and
      Decreases in the Number of Vehicles," shall have no further application for all Extension Years starting as of July 1, 2005. ARTICLE (E),
      PARAGRAPH (1)(E)(1)(E)(2) is hereby amended to read as follows:

            "(2) ASSIGNMENT OF CONTRACTOR VEHICLES. If the BOE shall approve any contract assignments affecting Contractor Vehicles (EXCLUDING spare vehicles), the contract assignee shall be afforded a $2,000.00
            Credit per Contractor Vehicle (EXCLUDING spare vehicles). If the
            Contractor accepts any assignments of vehicles under this Contract, the Contractor stipulates and agrees that the Contract Reduction
            Amount charged to the Contractor for such assigned vehicles shall be based upon the Contract Reduction Amount per vehicle of the assignor. If the Contractor subsequently receives additional
            Vehicles under the assigned Contract, the Contract Reduction Amount applicable to the Additional Vehicles shall be based upon the
            Contract Reduction Amount of the Contractor and not that of the assignor. If an assignor's premiums are lower than Two Thousand
            Dollars ($2,000.00) per Contractor Vehicle, the assignee shall not be entitled to any credits for the difference as applied to spare and further additional vehicles as otherwise permitted under
            PARAGRAPH (E)(1)(E)(1)(C), NOTE 8, supra.

      (D)   ARTICLE (E), PARAGRAPH (1)(E)(L)(C), NOTE 8 is hereby amended to read as follows:

            "(8)  In instances where the $2,000.00 Credits shall exceed the
                  Contractor's Base Premium, the Contractor shall be entitled to a credit for any difference to be applied by the BOE against the Contract Reduction Amount otherwise payable by the
                  Contractor for spare vehicles, PROVIDED, the preceding shall act only to lower the Contract Reduction Amount and shall not obligate the BOE to make any payments to the Contractor to any extent whatsoever."

                       (F) EMPLOYEE PROTECTION PROVISIONS

Paragraph F of the Extension & Eleventh Amendment Agreement of Contract Serial
Nos. 0070, 8107, 8108, G8805, G8891 and G9325 and ARTICLE 45 of contracts under
Serial No. 7165 is hereby amended to read as follows:

      "1. PRIORITY IN HIRING AND MASTER SENIORITY LISTS.

      "There shall be established two industry-wide Master Seniority Lists. One list shall be composed of all operators (drivers), mechanics, and dispatchers and the other list shall be composed of escorts
      (matrons-attendants) who were employed as of June 30, 2005, under a contract between their employers and the Board for the transportation of school children in the City of New York, who

                                       25

      are furloughed or become unemployed as a result of loss of contract or any part thereof by their employers, or as the result of a reduction in service directed by the Board during the term of the contract, in accordance with their date of entry into the industry. All operators
      (drivers), mechanics, dispatchers and escorts (matrons-attendants) on the
      Master Seniority Lists who participated in the Division 1181 A.T.U.-New
      York Employees Pension Fund and Plan as of June 30, 2000, and who do not
      exercise their option to withdraw from the Fund and Plan shall continue to participate in such Pension Plan. By not later than September 30th of each
      Extension Year, the Contractor shall supply the BOE with a Seniority List for all of the Contractor's employees, which Seniority List the Contractor shall input into a Web-Based Application to be supplied by the BOE.

      "Any existing contractor or individual who conducted business as a sole proprietor, or as a member of a partnership or who held a controlling interest in a corporation that performed service pursuant to contract expiring in June, 2005 ("existing contractor") shall give priority in employment on September, 2005 or thereafter on the basis of position on the Master Seniority List of any additional or replacement operators, mechanics and dispatchers beyond those performing service as of June 30,
      2005 consistent with the number of employees required by the specifications of the contract expiring June, 2005 for the number of vehicles providing service to the Board as of June 30, 2005 to individuals from the Master Seniority List until such list is exhausted.

      "Any new contractors, i.e., those who did not provide service pursuant to contract expiring June, 2005 ("new contractor"), shall give priority in employment in September, 2005 or thereafter on the basis of seniority to every operator (driver), mechanic and dispatcher performing service pursuant to such contract starting from the first employee from the Master
      Seniority List until such list is exhausted.

      "Should the Board determine to require the Contractor to provide escort service in addition to the operator, and in the event that all escorts
      (matrons-attendants) on the Master Seniority List, who were employed as of
      June 30, 2005, are not employed as escorts by contractors for the beginning of service in September of 2005, then said escorts shall be employed in order of their position on the Master Seniority List.

      "2. COMPENSATION.

      "All operators (drivers), mechanics, dispatchers and escorts
      (matrons-attendants) on the industry-wide Master Seniority Lists shall be employed and paid on a full-time basis based upon the wage scale received from prior employer under pupil transportation contracts.

      "The Contractor shall compensate operators (drivers), mechanics and dispatchers and escorts (matrons-attendants) who appear on the Master
      Seniority Lists and who are employed pursuant to contracts to be awarded as follows for the term of the Contract:

                                       26

            "(A) operators (drivers) and dispatchers at a daily rate of pay, including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

            "(B) mechanics at a daily rate of pay, including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

            "(C) escorts (matrons-attendants) at a daily rate of pay, including any COLA, for each day of service, not less than that paid pursuant to any applicable labor collective bargaining agreement.

      "Such operators (drivers) and escorts (matrons-attendants) shall be available for extended service, without additional compensation, which shall be defined as performance within the particular job category (i.e.
      drivers as drivers, and escorts (matrons-attendants) as escorts
      (matrons-attendants) ) within the eight (8) hour work day within the spread (8 within 10 hours) provided for in the collective bargaining agreement covering said employees, if any.

      "3. WELFARE.

      "Contributions by the Contractor for providing welfare benefits to operators (drivers), mechanics, dispatchers and escorts
      (matrons-attendants), in the event the Contractor employs escorts, who appear on the Master Seniority List shall be no less than $587.65 through
      December 31, 2005 and $607.65 for the period of January 1, 2006 through
      June 30, 2006 per employee per month on a twelve month basis during each year of the Contract.

      "4. PENSIONS.

      "The Contractor shall sign an agreement with Division 1181 A.T.U.-New York
      Employees Pension Fund and Plan to participate in such plan on behalf of all operators (drivers), mechanics, dispatchers and escorts
      (matrons-attendants), in the event the Contractor employs escorts, who appear on the Master Seniority Lists and who participated in the Fund and
      Plan as of June 30, 2005. This requirement shall not be interpreted to require any existing contractor or new contractor to enter into a collective bargaining agreement with the union, nor shall it prohibit any new contractor or existing contractor from entering into a collective bargaining agreement with the union. The Contractor shall file a copy of the executed agreement with the Trustees of the Fund and Plan to participate in said Fund and Plan and with the Director before the start of any school bus service under this Contract.

      "The Contractor shall contribute $63.40 per week per operator (driver), mechanic and dispatcher on the Master Seniority List, and participating in the Plan and Fund as of June 30, 2005, for forty weeks each year for the term of the Contract, or such greater amount as may be required, based on contributions by contractors on behalf of the majority of employees participating in the Fund and Plan pursuant to a collective bargaining agreement with Local 1181-1061. The Contractor shall withhold $33.00 a week from each operator, mechanic and dispatcher participating in said
      Fund

                                       27

      and Plan for forty weeks each year for the term of the contract, or such greater amount as may be required based on contributions of a majority of the operators (drivers), mechanics or dispatchers contributing to the Fund and Plan.

      "Such new contractors and existing contractors who provide escort service, shall contribute $59.40 per week per escort (matron-attendant) for forty weeks each year for the term of the contract, or such greater amount as may be required based on contributions by contractors on behalf of the majority of employees participating in the Fund and Plan pursuant to a collective bargaining agreement with Local 1181-1061. The Contractor shall withhold $23.00 per week from each escort, (matron-attendant)
      participating in said Fund and Plan and Fund for forty weeks each year for the term of the Contract, or such greater amount as may be required based on contributions of the majority of the escorts contributing to the Fund and Plan.

      "In connection with employees who are on the Master Seniority List and who do not participate in the Local 1181-1061 Fund and Plan, they shall not be required to participate in the Plan but shall participate in the collective bargaining agreement, if any, of their employer.

      "The Contractor shall pay all such amounts to the Fund and Plan within seven days after the end of each payroll period.

      "5. ENFORCEMENT.

      "In addition to any other remedies provided in the contract between the
      Board and the contractor, such as default and/or termination, if the contractor is found to be in violation of the foregoing Employee
      Protection Provisions regarding the payment of wages, welfare benefit contributions, pension contributions, or other aspects of compensation or benefits, then the Director of the Office of Pupil Transportation, within thirty (30) days of written notice, shall withhold the appropriate amounts from any payments due to the contractor and pay them directly to the applicable union for the benefit of the employees affected, to the
      Division 1181 A.T.U.-New York Employees Pension Fund or other applicable union pension fund for the benefit of the employees affected or to the appropriate Welfare Fund for the benefit of the employees affected. If the affected employees are not affiliated with any union, then the Board shall investigate on their behalf allegations of employee protection provision violations regarding the payment of wages, welfare benefit or health insurance contributions, pension or similar savings plan contributions, or other aspects of compensation or benefits. Upon a finding of any such violation(s), the OPT Director shall withhold the appropriate amounts from any payments due to the Contractor and pay them directly to the employees or to such health insurance companies or other institutions as appropriate.

      "In the event any new contractor or existing contractor willfully fails to comply, the Board of Education shall act to cancel such contractor's contract, provided, however, that the Board shall not be required to act so as to cause a disruption of service.

                                       28

      "6. Contractors providing a total of five vehicles or less pursuant to all contracts with the Board for the transportation of pupils shall not be subject to the foregoing provisions with respect to operators (drivers), mechanics and dispatchers.

      "Escorts (matron-attendants) shall not be included in the exclusion in this PARAGRAPH SIX (6).

      "7. For the purposes of this section, corporate bidders who are subject to common control as determined by the Board based upon analysis of (A)
      ownership of the corporation's assets, (B) coincidence of corporate officers and directors, and (C) such other factors as the Board determines to be relevant, are deemed to be one bidder.

      "8. The Board may in its sole and unfettered discretion change any date which determines employee protected status, employer status or any other status, which is contained in any employee protection provisions of the
      Contract. The Master Seniority Lists will be updated to June 30, 2005 as permitted in accordance with pre-existing collective bargaining agreements executed prior to the date of execution of this Contract. Furthermore, the rates quoted herein may not be reflective of current labor rates in effect. The Contractor should pay special attention to the fact that many employees on the Master Seniority Lists have been in the industry for many years and therefore may be entitled to substantial wages, pension and welfare benefits and wage accruals.

      "The date for inclusion on the Master Seniority List is hereby updated to the last school day in June, 2005 as permitted in accordance with pre-existing collective bargaining agreement executed prior to the date of this Extension Agreement and Amendment Agreement."

                  (G) VINTAGE AND AIR CONDITIONING REQUIREMENTS

      Any terms, conditions and specifications to the contrary notwithstanding, the Contract is hereby amended as follows:

      (1) AGE AND CONDITION OF VEHICLES. The vehicles affected by this provision include all originally contracted vehicles, (i.e., "contract vehicles")
      and all additional and spare vehicles. Except for the age of vehicles, nothing contained in this PARAGRAPH (1) and/or any of its subparagraphs shall be deemed or construed in any manner or to any extent whatsoever to act and/or operate in abrogation or derogation of any other individual or cumulative provisions of the Contract, as heretofore amended and extended.

            (A)   The Contractor shall furnish service, maintenance and repairs of all vehicles used in the performance of this contract in compliance with (I) all manufacturer's guidelines for maintenance, service and repairs, (II) all Federal and State of New York statutes, regulations, rules, guidelines and policies applicable to service, maintenance and repair of school bus vehicles, (III) all
            New York State Department of Transportation and New York State
            Department of Motor Vehicles policies, rules and regulations, (IV)
            Federal and State regulations applicable to maintenance and repair of school bus vehicles, and (V) all New York State Education

                                       29

            Department, policies, rules and regulations applicable to service, maintenance and repair of school bus vehicles. The Contractor shall maintain and, upon demand, shall present to the Director
            contemporaneously kept, accurate, complete, orderly and written records of the school bus vehicle maintenance and repair activities performed in accordance with the foregoing.

            (B)   The Director shall have the right to disapprove any vehicles under this Contract and to require the Contractor to furnish acceptable replacement vehicles in the event that the Director determines in his/her judgment any such vehicle(s) to be unfit for service.

            (C)   During the life of this Extension Agreement Contractors who provide mini wagons and/or ramp Wagons (collectively "Small School
            Buses") and Contractors who provide a combination of (x) Small
            School Buses; and (y) standard school buses, dual-door buses and or hydraulic lift buses (collectively, "Large School Buses") must comply with the following:

                  (I)   Except as provided in subparagraph (e) below, by June
                  30, 2005, no more than 10% of the total number of vehicles operated by a Contractor pursuant to this Contract may be
                  manufactured prior to 1987;

                  (II)  Except as provided in subparagraph (e) below, by June
                  30, 2006, no more than 25% of the total number of vehicles operated by a Contractor pursuant to this Contract may be
                  manufactured prior to 1990 and no such vehicles may be
                  manufactured prior to 1987;

                  (III) By June 30, 2007, no more than 20% of the total number of vehicles operated by a Contractor pursuant to this Contract may be manufactured prior to 1991 and no such vehicles may be manufactured prior to 1988;

                  (IV)  By June 30, 2008, no more than 10% of the total number of vehicles operated by a Contractor pursuant to this Contract may be manufactured prior to 1992 and no such vehicles may be manufactured prior to 1989;

                  (V)   By June 30, 2009, no vehicles operated by a Contractor
                  pursuant to this contract may be manufactured before 1990.

                  (VI)  In the event of a further extension of this contract beyond June 30, 2010, by June 30, 2010 no more than 5% of the total number of vehicles operated by a Contractor pursuant to this contract may be manufactured prior to 1993 and no such vehicles may be manufactured prior to 1991;

            (D)   During the term of this Extension Agreement, Contractors who operate a combination of Large School Buses and Small School Buses, and Contractors who operate only Large School Buses must comply with the following with regard to the age of Large School Buses as a separate class of vehicles:

                                       30

            (I)   Except as provided in SUBPARAGRAPH (E), infra, by June 30,
            2005, no more than 10% of the number of Large School Buses operated by a Contractor pursuant to this Contract may be manufactured prior to 1987;

            (II)  Except as provided in SUBPARAGRAPH (E), infra, by June 30,
            2006, no more than 30% of the number of Large School Buses operated by a Contractor pursuant to this Contract may be manufactured prior to 1990 and no such vehicles may be manufactured prior to 1987;

            (III) By June 30, 2007, no more than 25% of the number of Large
            School Buses operated by a Contractor pursuant to this Contract may be manufactured prior to 1991 and no such vehicles may be
            manufactured prior to 1988;

            (iv)  By June 30, 2008, no more than 20% of the number of Large
            School Buses operated by a Contractor pursuant to this Contract may be manufactured prior to 1992 and no such vehicles may be
            manufactured prior to 1989;

            (v)   By June 30, 2009, no more than 15% of the number of Large
            School Buses operated by a Contractor pursuant to this Contract may be manufactured prior to 1992 and no such vehicles may be
            manufactured prior to 1990.

            (vi)  In the event of a further extension of this Contract beyond
            June 30, 2010, by June 30, 2010, no more than 10% of the number of
            Large School Buses operated by a Contractor pursuant to this
            Contract may be manufactured prior to 1993 and no such vehicles may be manufactured prior to 1991;

      (E)     Notwithstanding the limitations set forth in SUBPARAGRAPH (C)(I)
      and (II) and SUBPARAGRAPH (D)(I) and (II), supra, through June 29, 2006, the Contractor may continue to use the vehicles that the Contractor owns and/or leases and are in service as of June 30, 2005 ("Existing
      Vehicles"), PROVIDED, the Director shall have the right to disapprove any such vehicles and to require the Contractor to furnish an acceptable replacement vehicle in the event that the Director shall determine in his/her judgment any such vehicle(s) to be unfit for service. Vehicles transferred among contractors that are subject to common control shall be considered Existing Vehicles under the preceding sentence.

      (F)     Any vehicles that shall be first placed into service during the term of this Extension Agreement shall be not more than five (5) years old at the time such vehicle is placed into service. The continued use of any given contractor's vehicles that are in service in accordance with the terms hereof shall be authorized for use pursuant to the terms of this provision by a contract assignee, upon assignment of a contract with approval of the Board.

      (G)     Vehicles ordered prior to June 30 and delivered prior to the end of the following September of an Extension Year shall qualify for purposes of determining the percentages set forth in SUBPARAGRAPHS (C) AND (D), supra.

                                       31

      (H)     In the event of an assignment of a Contract or an assignment of a separate item of a Contract, which shall have been approved by the BOE, vehicles transferred to the assignee by the assignor, which were in compliance with the assignor's vintage requirements, may be placed in service by the assignee, notwithstanding that such vehicles might otherwise result in noncompliance with the percentage limitations of
      SUBPARAGRAPH (C) OR (D), supra. The preceding sentence to the contrary notwithstanding, the assignee Contractor shall have twelve (12) months from the date of BOE approval of an assignment to bring all non-complying vehicles into full compliance with the percentage limitations of
      SUBPARAGRAPH (C) OR (D), supra.

      (I)     For purposes of SUBPARAGRAPHS (C) AND (D), supra, a manufacture date/placed in service date shall replace the manufacture date to allow a manufacture date one (1) year earlier than current allowance. For explanatory purposes, current BOE rules require that a new vehicle is one with a model year of "x" and a manufacture year of "x - 1." During the term of the Extension and Thirteenth Amendment Agreement, new vehicle shall be a model year of "x -1" and a manufacture date of "x - 2."

(2)   LIST OF VEHICLES. The Contractor must provide a list of all vehicles, including spare and maintenance vehicles, to be operated during each Extension year. Each list must show for every vehicle the year, make, type, seating capacity, registration number, bus number, license plate number, owner, lessee
(if applicable), and the expiration date of the New York State Department of
Transportation approval sticker. The information required under this paragraph must be provided to a Web-Based Application, as supplied and updated by the BOE, and the Contractor must supply a copy of the title or certificate of registration for each listed vehicle. Whenever any changes occur in the list of vehicles as stated on the Web-Based Application, the Contractor must update the list within two (2) BOE Business Days. In addition, the Contractor must provide at the same time written assurance that all vehicles are equipped with two-way radios.

(3)   AIR CONDITIONING/CLIMATE CONTROL SYSTEMS. (A) Each vehicle that is required to have an Air Conditioning/Climate Control System must be equipped with an air conditioning system with sufficient power-train, electrical, and engine cooling support systems to maintain comfortable conditions throughout the entire interior of the vehicle during any warm weather periods at ambient temperatures not higher nor lower than necessary to meet the medical and comfort needs of each passenger.

      (I)     By June 30, 2006, fifty percent (50%) of all Small School Buses operated by the Contractor pursuant to this Contract will be required to be equipped with air conditioning/climate control systems.

      (II)    By June 30, 2007, sixty percent (60%) of all Small School Buses operated by the Contractor pursuant to this Contract will be required to be equipped with air conditioning/climate control systems.

                                       32

      (III)   By June 30, 2008, seventy percent (70%) of all Small School Buses operated by the Contractor pursuant to this Contract will be required to be equipped with air conditioning/climate control systems.

      (IV)    By June 30, 2009, eighty percent (80%) of all Small School Buses operated by the Contractor pursuant to this Contract will be required to be equipped with air conditioning/climate control systems.

      (V)     In the event this Contract shall be further extended beyond June
      30, 2010, by June 30, 2010, one hundred percent (100%) of all Small School
      Buses operated by the Contractor pursuant to this Contract will be required to be equipped with air conditioning/climate control systems.

      (B)     Each Small School Bus which the Contractor shall acquire during the term of this Extension Agreement in order to comply with the age requirements set forth in Section (1) hereof, shall be equipped with air conditioning/climate control systems. With the exception of the vehicles referenced in the preceding sentence, the Board shall pay a one-time equipment fee equal to the lesser of $3,000 or 50% of the Contractors cost to air condition the number of Small School Buses (I) which the Contractor is required to maintain for any Extension Year in accordance with the percentages set forth in subparagraph (a) of this Section (3); and/or, (II) which the Contractor is required to air condition in order to comply with applicable law.(17) By way of example, if in June 2006 (at which time 50% of all Small School Buses which make up a Contractor's fleet are required to be air conditioned and no more than 25%
of such fleet can be manufactured prior to 1990), a Contractor's fleet consisted of twenty five 1989 and seventy five 1995 non-air-conditioned Small School
Buses, the Contractor would be required to (I) replace all of the twenty five
1989 vehicles with newer Small Buses with air conditioning at its own cost to satisfy the vintage requirements; and, (II) replace or retrofit twenty five of the 1995 vehicles with air conditioning (to meet the 50% AC requirement) for which the Contractor would be entitled to an equipment fee equal to the lesser of $3,000 or one-half of the cost of such air conditioning installation per bus.

      (C)     Subject to prior approval by the Board, Contractors shall receive a one-time equipment fee for each Large School Bus equipped with air-conditioning/climate control systems, which the Contractor shall place into service during the term of this Extension Agreement. Such equipment fee shall equal the lesser of $4,000 or one-half of the cost of the Contractor's cost for such air-conditioning system. The Board's prior approval shall not be withheld in instances where the Contractor is required by law to provide air conditioned
Large School Buses in order to transport New York City school children.

      (D)     The Board shall pay the cost of the air-conditioning equipment fee directly to the Contractor.

_____________________

(17) The Contractor may either retrofit existing vehicles with air-conditioning units or purchase new vehicles with air-conditioning units installed by the vehicle manufacturer or dealer.

                                       33

      (E)     Each air-conditioned vehicle, for which the Board shall pay an equipment fee in accordance with this Section (3), shall be made available for service to the Board on a priority basis.

      (F)     If the Contractor shall accelerate the timing for the purchase of air-conditioned vehicles beyond the timing needed to comply with the vintage requirements under PARAGRAPH (G)(1), supra, the Contractor shall be entitled to the air conditioning equipment fee for such air conditioned vehicles for which the purchase or retrofit thereof shall have been accelerated, PROVIDED, that the
Contractor shall have obtained advance approval for such acceleration from the
Director. In cases where the Contractor already shall have met the minimum requirement for the number and/or percentage of vehicles with air-conditioning at the outset of this Extension and Thirteenth Amendment Agreement, however, the
Contractor shall not be entitled to any reimbursement of any past costs and expenses for the installation, upgrade, retro-fitting, repair and/or maintenance of air-conditioning equipment.

                    (H) MISCELLANEOUS VEHICLE SPECIFICATIONS
                           AND OPERATIONAL AMENDMENTS

(1)   COMPUTER SYSTEMS. The Contractor shall be required to maintain a computer system sufficient to run applications developed by the BOE Office of Pupil
Transportation. Currently, the minimum computer system required is as follows:
Pentium IV Computer, 512 megabytes of RAM, 50 gigabyte hard disk, Windows
XP/2000, and Broad-Band Connection. The Contractor shall also maintain the following: (I) online route establishment, deletion and modification capability;
(II) high speed internet connectivity for electronic routing; and, (III) a website which shall include updated (on a basis as specified by the Director)
pick up and drop off times for the routes serviced by the Contractor. During the life of this Extension Agreement, the Contractor will be required to update the computer system as required by the Director.

(2)   NEW LAWS, RULES, REGULATIONS, BYLAWS OR SCHOOL BUS SAFETY FEATURES. If,
staring July 1, 2005, any State or local laws, rules or regulations are enacted, updated, revised, amended or otherwise changed in any manner that shall require the Contractor to undertake any new or revised procedures affecting school bus personnel or operations (i.e., school bus personnel drug or alcohol testing, driver licensing or training procedures, etc.) or the introduction onto vehicles of new safety features or any other equipment (e.g., increased seat-back padding, back-up beepers, stop arms, safety sensors, seat belts, etc.), the
Contractor must comply promptly, PROVIDED, the BOE shall pay one-half (1/2) of the cost of compliance with any such new or revised driver and/or operational procedures and/or for the purchase and installation of new safety features and/or other equipment in compliance with any such legal and/or regulatory changes. If, starting July 1, 2005, any Federal laws, rules and/or regulations are enacted, updated, revised, amended or otherwise changed in any manner that shall require the Contractor to undertake any new or revised procedures affecting school bus personnel or operations (i.e., school bus personnel drug or alcohol testing, driver licensing or training procedures, etc.) or the introduction onto vehicles of new safety features or any other equipment (e.g., increased seat-back padding, back-up beepers, stop arms, safety sensors,

                                       34

seat belts, etc.), the Contractor must comply promptly, and the BOE shall not be liable to pay any additional compensation to the Contractor for such compliance.

(3)   CUSTOMER LIAISON. In each garage maintained to provide services under this
Contract the Contractor shall employ personnel dedicated to customer telephone response at the rate of one customer liaison for every 100 buses (to a maximum of three customer liaisons per garage) except during the first three weeks of school opening when the ratio shall be one liaison per fifty buses.

(4)   REPLACEMENT BUSES. Replacement buses must be dispatched immediately following a determination that more than thirty minutes will be required for a repair truck to reach a breakdown site.

(5)   SAFETY KIT. Each bus must contain a safety kit including fire blanket, seat belt, cutter, flashlight and liquid clean up kit.

(6)   SPECIAL TRAINING. Special education drivers and escorts will be made available for not less than two (2) days each BOE School Year for specialized training, PROVIDED, that the cost of overtime or additional labor costs incurred as a result thereof, if any, will be paid by the BOE to the Contractor, anything in PARAGRAPH (D)(1), supra, to the contrary notwithstanding.

(7)   GEOGRAPHIC POSITIONING SYSTEMS. All buses will be equipped with a geographic positioning system and back up cellular emergency communications, the cost of which, including monthly service and maintenance fees shall be purchased and paid for by the BOE.

(8)   DIESEL EMISSION FILTERS. Commencing June 30, 2006 and during the remaining term of this Extension and Thirteenth Amendment Agreement, all Large School
Buses (and any other buses which are required by law to be equipped with diesel emission filters) shall be equipped with diesel emission filters that shall satisfy all regulatory and legal requirements, the cost of which filters and replacement filters shall be paid by the BOE. The preceding sentence to the contrary notwithstanding, the Contractor shall be responsible to replace at it sole cost and expense any and all emissions filters that shall need to be replaced during the term of this Extension and Thirteenth Amendment Agreement due to any act(s) of commission and/or omission by the Contractor that shall cause and/or permit the manufacturer's warranty to be voided or otherwise terminated.

(9)   RAMP WAGONS. Ramp Wagons which under current Department of Transportation regulations can only accommodate three (3) wheelchair passengers, shall continue to qualify as Ramp Wagons under the specifications of this Contract, provided the Board shall have the right to designate certain routes for four wheelchair passengers Ramp Wagons on an as needed basis and to offer such designated routes in according to the Pick Order, first to those Contractors with Ramp Wagons having capacity for four wheelchairs and then to those Contractors with Ramp
Wagons having capacity for three wheelchairs. Contractors with four wheelchair capacity vehicles shall not be required to accept any such designated routes.

(10)  SALES, EXCISE AND USE TAXES. The Board and the Contractor hereby stipulate and agree that the following amendments to the Contract shall take effect ONLY if an when (i.e., no retroactive

                                       35

application) the BOE shall obtain approval for the said provisions about sales, excise, compensating use and/or other taxes from the New York State Department of Taxation & Finance, the New York State Office of Attorney General, and/or a
judicial and/or administrative tribunal with applicable jurisdiction. If and to the extent that the New York State Department of Taxation & Finance, the New
York State Office of Attorney General, and/or a judicial and/or administrative tribunal with applicable jurisdiction shall require the following provisions to be revised to conform to applicable laws, rules and regulations, the Board and the Contractor hereby stipulate and agree that, upon the issuance of a ruling making such a revision requirement, the following provisions in this PARAGRAPH
(H)(10) shall be deemed so revised automatically and without the need for any further action by the Board and/or the Contractor. ARTICLE (H)(4) of the
Extension and Eleventh Amendment of Contract entitled, "Sales, Excise and Use
Taxes," is hereby amended to read as follows:

      "4.1.   ELIMINATION OF FEDERAL, STATE AND LOCAL TAXES.

              "The BOE represents that it is a municipal corporation and school district as defined in the Education Law and the General Construction Law
      of the State of New York, and as such is exempt from the payment of
      Federal, State or local sales, excise, compensating use, gross receipts and other applicable taxes, as provided under the U.S. Internal Revenue
      Code and the Tax Law of the State of New York. The Contractor shall use commercially reasonable efforts to comply with the provisions set forth herein for the elimination of payments of such taxes for otherwise taxable goods, supplies, equipment, services, etc., that the Contractor shall purchase in the provision of the services under this Contract for purposes of resale to the BOE, and the Contractor shall pass along the benefits of related savings to the BOE.

      "4.2.   CONTRACTOR AS A PURCHASING AGENT.

              "4.2.1.   The BOE hereby appoints, designates and approves the
              Contractor to be and to act as the Board's official purchasing agent for purposes of this Contract, to purchase or otherwise lawfully acquire third party services, third party goods, etc., that the Contractor shall reasonably and ordinarily need for purposes of resale to the BOE and otherwise to furnish the services under this Contract. The Contractor hereby accepts the
              BOE appointment to be and to act as the Board's official
              purchasing agent as set forth in the preceding sentence. This agency appointment is limited strictly to the purposes of the
              Contractor's provision of third party services, third party goods, etc., under this Contract and for no other purposes. In
              furtherance thereof, the BOE shall furnish to the Contractor an agency appointment letter on official NYCDOE letterhead stationery
              (hereinafter expressed as "Purchasing Agency Letter") that the
              Contractor shall utilize in all of its purchases or other forms of lawful acquisition from the Contractor's suppliers, sellers, subcontractors or other sources.

              "4.2.2.   The Contractor shall present a copy of the Purchasing
              Agency Letter and such other necessary documentation, as provided by the BOE, to each supplier, seller, subcontractor or other source from or with whom the Contractor purchases or otherwise

                                       36

              lawfully acquires consumable goods, commodities, materials, supplies, hardware, software, services, etc., for purposes of resale to the BOE in performing this Contract. For each such transaction, the Contractor shall use commercially reasonable efforts to obtain full exemptions from all applicable Federal,
              State and local sales, excise, compensating use, gross receipts and other applicable taxes. This agency appointment and tax exemption does NOT apply to the purchase or other acquisition of durable goods and equipment such as, but not limited to, school buses, maintenance vehicles, automobiles, durable equipment, durable tools, capital fixtures, etc., that are not for purposes of resale to the BOE or shall otherwise not be consumed in the performance of school bus services and other services under this
              Contract.

              "4.2.3.   To the extent legally possible, the Contractor's
              invoices to the BOE for services purchased from the Contractor shall not include any sales, excise, compensating use, gross receipts and/or other applicable taxes. The Contractor shall use commercially reasonable efforts to cooperate with the BOE and with any third party to ensure that no sales, excise, compensating use, gross receipts and/or other applicable taxes shall be payable by the Contractor or by the BOE with respect to third party goods and third party services that are purchased from third parties by the
              Contractor on behalf of the BOE.

              "4.2.4.   The Contractor's agreements with, and purchase orders
              to, any third party manufacturers, sellers, suppliers and/or service providers as well as all subcontractors in connection with the services performed under this Contract shall specify that the
              Contractor is a purchasing agent for the BOE. All checks that the
              Contractor issues for payment to third party manufacturers, sellers, suppliers and/or service providers as well as all subcontractors in connection with the services delivered and performed hereunder shall specify that the Contractor is a purchasing agent for the BOE.

              "4.2.5.   In the event that any subcontractors or subcontractor's
              employees shall make any purchases or other forms of lawful acquisition on the Contractor's behalf pursuant to this Contract for purposes of resale to the BOE, the Contractor shall require such subcontractors or subcontractor employees, as the case may be, to use all commercially reasonable efforts to seek and obtain the appropriate sales, excise, use and other tax exemptions on the
              Board's behalf. In furtherance thereof, the BOE shall furnish to the Contractor, upon written request, a letter on official NYCDOE letterhead stationery of the purchasing agency appointment of each such subcontractor or subcontractor's employee that the said person or entity shall utilize in all of his/her/its purchases or other forms of lawful acquisition from any affected suppliers, sellers, and other sources.

              "4.2.6.   If the Contractor needs any assistance, advice or
              modification(s) regarding its agency appointment letter(s), the
              Contractor shall provide written notice of such request to Michael
              P. Coneys, Esq., Attorney (or his successor), New York City

                                       37

              Department of Education, Office of Legal Services, The Tweed
              Courthouse, 52 Chambers Street, Room 308, New York, NY 10007-1222;
              telephone: (212) 374-3442; fax (212) 374-5596; e-mail address at
              mconeys@nycboe.net."

                      (I) GENERAL MISCELLANEOUS AMENDMENTS

All else to the contrary notwithstanding, the Contract is hereby amended as follows:

      (1)     CHANGES AFFECTING CONTRACTOR. Paragraph (2) of Section J of the
Eleventh Amendment to Contract is amended to read in its entirety as follows:

              "(2) CHANGES AFFECTING THE CONTRACTOR. The Contractor shall provide written notice to the BOE on forms prescribed by the
              Director of each change affecting the following: partners, sole proprietors, management control, Chief Executive Officer, Chief
              Financial Officer, Chief Operating Officer, or the organization of ownership of the contractor, i.e., the corporation, partnership or sole proprietorship. Changes in the contractor include, but are not limited to, the following: corporate or partner voting power;
              sale, transfer or other alienation of corporate, partnership or sole proprietorship assets; sale or transfer of corporate stock or partnership interest over five percent (5%); or, any other action that may affect BOE interests. Effective as of the 2005-06
              Extension Year, without the prior approval of the Director, which approval shall not be unreasonably withheld, (I) no Contractor shall change its chief executive officer (with the exception of a person who has held an executive position with a Board school bus transportation Contractor for at least five years); and (II) no
              Contractor shall be subject to a change of control (with the exception of a transfer of ownership interests among family members)."

(2)   UNLAWFUL OR UNENFORCEABLE PROVISIONS VOID. Whereupon this Extension and
Amendment Agreement shall be found to contain any unlawful or unenforceable provision(s), such provision(s) shall be deemed of no effect and will, upon application of either party, be stricken from this document without thereafter affecting the binding force of the remainder of this Extension and Amendment
Agreement.

(3)   APPROVAL AND EXECUTION. This Extension and Amendment Agreement will not become binding or effective upon the Board of Education until the following series of events will have transpired: (a) approval as to legal sufficiency by the BOE Office of Legal Services; (b) approval of a Request for Authorization
(herein expressed as "RA") by the Chancellor; (c) execution on behalf of the
Board of Education by the Chancellor or his/her designee; (d) approval by the
New York State Commissioner of Education; (e) initial registration with
Comptroller and re-registration with the Comptroller each year thereafter; and,
(f) initial approval and subsequent annual re-approval by the New York State
Financial Control Board pursuant to the New York State Emergency Act for the
City of New York, as the rules and regulations of said Board so require.

                                       38

(4)   IMPLEMENTATION OF THE STATE EDUCATION LAW. This Extension and Amendment
Agreement is intended to implement the provisions of New York State Education
Law ss.305(14) and the attendant regulations of the New York State Commissioner of Education. Whereupon there shall exist any inconsistency between the BOE and the SED concerning this statutory provision, the attendant regulations of the
Commissioner of Education and/or any formula(e) for reimbursement of funds, this
Extension and Amendment Agreement shall be deemed amended automatically to conform to the interpretation of the SED but only for the protection of BOE interests and only at the Board of Education's option.

(5)   COMPTROLLER. The Comptroller shall endorse hereon during the term of this
Contract his/her certificates that there are appropriations or funds applicable thereto sufficient to pay the estimated expense to execute and operate this
Contract during the respective fiscal periods.

(6)   CONSTRUCTION. As used herein, the singular shall include the plural and vice versa. As used herein, all masculine, feminine and neuter pronouns and other gender descriptions shall be deemed synonymous and interchangeable.

(7)   VACILLATION IN THE NUMBER OF CONTRACT AND/OR ADDITIONAL VEHICLES DURING
EXTENSION PERIODS. Paragraph C of Article XIII entitled, "INCREASE OR DECREASE
IN THE NUMBER OF VEHICLES," is henceforth amended as follows:

              "C. Increases and/or Decreases in the Number of Vehicles during
              Extension Periods. (i) The Board and the Contractor do hereby stipulate and agree that the number of vehicles required to serve pupil transportation needs may change often during each school year due to changes in pupil population, default or voluntary surrender of a Contract or changes in policy or directives adopted by the BOE, the City of New York, the State Education Department
              and/or Financial Control Board, over the term of an Extension
              Agreement. This provision does not apply to the summer months when vehicles may be decreased as much as necessary. For Summer School
              Transportation services vehicles will be offered by item beginning with the contractor that quoted the lowest daily rate per vehicle under Contract Serial Nos. 4515, 4516, 4894, 4952 and 7164. If
              additional vehicles are then needed vehicles will be offered by item beginning with the contractor who quoted the lowest daily rate per vehicle under Contract Serial Nos. 0070, 8108, 8805,
              8891, 9325 and 7165.

              (ii) If the Director eliminates any vehicle(s) from the number of vehicles awarded to the Contractor (whether originally awarded at the inception of the Contract or awarded as additional vehicles thereafter) and later offers again a vehicle(s) of the same type(s) and geographical service area(s) due to any resumed need, the Contractor from whom such vehicles have been previously deleted shall be entitled to restoration up to and including the number of vehicles of the same type(s) and geographical service area(s) previously deleted. In the event that additional

                                       39

              vehicles (i.e. vehicles added after the inception of the Contract)
              have been deleted from more than one Contractor in a specific item, the Contractor lowest in the Pick Order (as hereinafter defined) shall first be offered restoration of such deleted vehicles.

              (iii) With the exception of the award of vehicles in accordance with subparagraph (ii) above, the Director shall offer any
              'additional' vehicle(s) to contractors in the relevant contractual item as determined by the order of contractors established as of
              August 24, 2004 (the "Pick Order"), pursuant to the procedures specified above in PARAGRAPH B.

              (iv) Additional vehicles accepted by Contractors pursuant to a change order issued by the Board will continue in service for the duration of the Contract (subject to the right of the Board to delete vehicles in accordance with this Section C, and Contractors shall have no right to terminate services for such additional vehicles after the same have been accepted by the Contractor.

              (v) The Board shall promptly advise all contractors of all route deletions and additions made by the Board pursuant to the terms hereof.

              (vi) "Anything in the previous ARTICLE XIII and/or elsewhere in the Contract to the contrary notwithstanding, the Board of
              Education shall not reduce the number of 'additional' vehicles held by the Contractor as of June 30th each extension year during the period of this Extension and Thirteenth Amendment Agreement,
              EXCEPT in instances of decreases of student population affecting the Contractor's geographical service area(s) and/or type(s) of vehicle(s). With respect to this ARTICLE XIII and all other applicable aspects of the Contract, the BOE shall have the sole and absolute discretion to fix and determine which schools students shall attend throughout the New York City School
              District, to determine what types of vehicles shall be appropriate to transport individual pupils, and to make findings and decisions with respect to increases and decreases of student populations in the various geographical areas of the New York City School
              District."

(8)   PERFORMANCE BOND REQUIREMENTS. Paragraph (4)(b)(v) of Section (E) of the
Supplemental Ninth Amendment Agreement is hereby amended to the extent of adding the following:

      "Contractors with senior management with at least ten years of continual contract performance with the Board will have the option to either (a)
      post an annual performance bond in the amount required hereunder or (b)
      pay to the Board an annual security fee equal to one half of one percent of such bond amount."

(9)   ASSIGNMENT. Contractors may assign their Contracts subject to the prior approval of the Board. Contractors shall not be permitted to assign a portion of a specific item of service without

                                       40

the prior approval of the Board which approval shall only be granted when it is determined to be in the best interests of the Board in order to maintain service. In the event a Contract Item is split, the Contractor to whom part of an item is assigned shall be placed immediately behind the assignor in the Pick
Order.

(10)  BILLING LIAISON. The Board shall designate a Board employee who shall serve as billing liaison to contractors, who shall promptly address inquires regarding contract billing and who shall have authority to resolve billing errors.

(11)  CONTRACT SERIAL NO. 7165. For Contractors with contracts under Serial No.
7165 who shall have elected Escort Cost Reimbursement under ARTICLE D, supra, compensation for Extended Service, Additional Service (also know as "Overtime")
and Field Trips shall be in an amount equal ten percent (10%) of the
Contractor's applicable Total Daily Rate per Vehicle (i.e., the total rate for the vehicle, driver and escort) in effect for the 2004-05 Extension Year, as increased by (I) the Fixed Percentage Increase of
three-and-seventy-four-hundredths percent (3.74%) (without any requirement for cost justification), and (II) the annual CPI increment increase as expressed in
ARTICLE B(1)(A), supra. Thereafter, the compensation for Extended Service,
Additional Service and Field Trips shall be increased in each subsequent year of this Extension and Thirteenth Amendment Agreement by the same rate of increase as provided for with respect to the daily rate per vehicle under Contract Serial
No. 7165, ARTICLE 28(A), as amended.(18)

(12)  ROUTE CHANGES AND USE OF TOLL ROADS. A Contractor may request the Board's approval for an alternative vehicle route, which approval shall not be unreasonably withheld. Approval shall not be withheld for any such route change which (I) results in a reduction of travel time, or (II) results in a non toll road route that is within fifteen (15) minutes in duration of the toll road

________________________

(18)  For example only, for the Ninth Extension Year (July 1, 2005 to June 30,
2006), the Additional Service Rate for a Regular Service Rate run shall be a flat rate of ten percent (10%) of the total daily Regular Service Rate
(including costs for vehicle, driver and escort) in effect for the 2004-05
Extension Year increased by (I) the Fixed Percentage Increase of three-and-seventy-four-hundredths percent (3.74%) (without any requirement for cost justification), and (II) the annual CPI increment increase as expressed in
ARTICLE B(1)(A), supra, on an hourly basis for Additional Service with pro-rated payments for such service of less than one (1) hour in fifteen (15) minute increments (i.e., rounded up to the nearest quarter hour). Thereafter, for the
Tenth through Thirteenth Extension Years hereunder, the amount shall be increased by the CPI increment increase as expressed in Article B(1)(B) through
(E), supra.

      For a second example only, for the Ninth Extension Year (July 1, 2005 to
June 30, 2006), the Additional Service Rate for an Extended Service Rate run
shall be a flat rate of ten percent (10%) of the total daily Extended Service
Rate (including costs for vehicle, driver and escort) in effect for the 2004-05
Extension Year increased by (I) the Fixed Percentage Increase of three-and-seventy-four-hundredths percent (3.74%) (without any requirement for cost justification), and (II) the annual CPI increment increase as expressed in
ARTICLE B(1)(A), supra, on an hourly basis for Additional Service with pro-rated payments for such service of less than one (1) hour in fifteen (15) minute increments (i.e., rounded up to the nearest quarter hour). Thereafter, for the
Tenth through Thirteenth Extension Years hereunder, the amount shall be increased by the CPI increment increase as expressed in Article B(1)(B) through
(E), supra.

      For a third example only, for the Ninth Extension Year, the Extended
Service Rate shall equal the daily Regular Service Rate per vehicle plus ten percent (10%) of the total daily Regular Service Rate (including vehicle, driver and escort) in effect for the 2004-05 Extension Year increased by (I) the Fixed
Percentage Increase of three-and-seventy-four-hundredths percent (3.74%)
(without any requirement for cost justification), and (II) the annual CPI increment increase as expressed in ARTICLE B(1)(A), supra, plus the Escort Cost
Reimbursement under ARTICLE (D), supra.

                                       41

route, unless a restricted time student is on such route and the additional time for the non-toll road route will exceed the time that the affected child shall be permitted to be on the bus, unless the bus shall not arrive at the school on time for the start of its regular session, and provided, that there shall be no additional cost to the BOE.

(13)  HEARINGS AND VIOLATIONS. The Contractor shall have the option to oppose an
OPT Notice of Violation either in writing or in person. If the Contractor shall elect to submit a written opposition, the Contractor shall have the same rights as if it shall have appeared in person; however, the Contractor's appeal shall be limited to the evidence presented in its written opposition.

(14)  COMPENSATION FOR AFTER SCHOOL PROGRAMS. Contractors shall receive compensation for forty-five (45) minutes of service after the scheduled discharge time for after-school programs designated by the Director. For example, if a program shall have a 5:30 P.M. dismissal, the Contractor shall receive payment from 3:30 P.M. through 6:15 P.M.

(15)  VOLUME AUTOMOTIVE FUEL PURCHASING AND ADMINISTRATION PROGRAM. The Volume
Automotive Fuel Purchasing and Administration (also known as "VAFPA") Program, designated as Article XV-A under contract serial numbers 0070, 8108, G8805,
G8891 and G9325, and Article 38-A under contract serial number 7165, is hereby amended to the extent that the first sentence of PARAGRAPH (A)(5) thereof shall read as follows:

      "Commencing on the date on which each ULSDF Contractor started to purchase ultra low sulfur diesel fuel from the VAF Supplier and until June 30,
      2006, each such ULSDF Contractor shall use only ultra low sulfur diesel fuel in its diesel engine school buses, as made available by the VAF
      Supplier."

(16)  PROMPT PAYMENT DISCOUNT. Effective from April 1, 2003 until June 30, 2010 under Serial Nos. 0070, 8108, G8805, G8891, G9325, and 7165, the BOE and the
Contractor agree that the Contract is hereby amended by the deletion of all references to a 2% prompt payment discount, expressed in Article V entitled,
"Payment," of Contract Serial Nos. 0070, 8108, G8805, G8891 and G9325 and
expressed in Article 28 entitled, "Payment," of Contract Serial No. 7165.

(17)  BILLING PROCEDURE; DEDUCTIONS FROM CONTRACTOR PAYMENTS. No deductions or offsets from payments due Contractors under the Contract shall be made unless the Board shall contemporaneously provide the Contractor with a statement detailing the amount of the deduction and the basis therefor. Revisions to
Contractor billing work sheets and payment authorization for charter services shall be made available to Contractors on line within 24 hours of such revision or authorization.

(18)  FIELD TRIP NOTICES. The BOE shall advise all Contractors of all assignments of field trips after such assignments shall be made by posting such information on the BOE website.

(19)  ATTACHMENT OF CONTRACTOR'S CONTRACT NUMBERS AND ITEMS. To each of the previous extension and amendment agreements, the BOE had attached a listing of the Contractor's contract serial numbers and item designations within each of such serial numbers. For purposes of

                                       42

this Extension and Thirteenth Amendment Agreement, such listing shall be made part of "ATTACHMENT A," as heretofore incorporated by reference.

(20)  All references in the Contract, as heretofore amended and extended, to the terms "Chancellor's Board of Review" and/or "Board of Review," are hereby deleted and replaced with the phrase "BOE Chief Executive for School Support
Services or his/her successor."

(21)  All other provisions of the Contract as amended by the 1984 Extension and
Fourth Amendment Agreement, by the 1987 Extension and Fifth Amendment Agreement,
by the 1990 Extension and Sixth Amendment Agreement, by the 1993 Extension and
Seventh Amendment Agreement, by the 1995 Extension and Eighth Amendment, by the
1996 Supplemental Ninth Amendment Agreement, by the 2000 Extension and Eleventh
Amendment Agreement, and by the Supplemental Twelfth Amendment of Contract,
EXCEPT those provisions herein noted and revised, shall remain in full force and effect. The 1998 Supplemental Tenth Amendment Agreement for Project Read is no
longer in any force and effect and is null and void for the period of this
Extension and Thirteenth Amendment Agreement.

                 * * * NO FURTHER TEXT APPEARS ON THIS PAGE * * *

                                     - 43 -

IN WITNESS WHEREOF, the parties hereto have executed this Extension and
Thirteenth Amendment of Contract as of the year, month and day last below expressed.

For the Board:                          For the Contractor:

BOARD OF EDUCATION OF                   ________________________________________
THE CITY SCHOOL DISTRICT OF                (Print Name of Contractor Entity)
THE CITY OF NEW YORK

                                        By: ____________________________________
By: _________________________________                   (Signature)
    Maureen A. Hayes, Chief of Staff
           for the Chancellor           ________________________________________
                                                 (Print Name and Title)

                                        Contractor's Taxpayer ID No_____________

Approved as to legal sufficiency:

                                        The Contractor's signatory
                                        representative has subscribed to and
                                        sworn before me that he/she has duly
By: _________________________________   executed this Agreement with proper
      BOE Office of Legal Services      authority on behalf of the Contractor on
                                        this

Approval of description of terms and
conditions:

                                        ________ day of _________________, 2005.

By: _________________________________
           BOE Office of Pupil          ________________________________________
             Transportation                         (Notary Public)